EXHIBIT 10.1

EXECUTION

FLOW MORTGAGE LOAN SUBSERVICING AGREEMENT

dated as of December 28, 2016

between

NEW RESIDENTIAL MORTGAGE LLC

Servicing Rights Owner

And

PHH MORTGAGE CORPORATION

Servicer

(Agency & Private Label Servicing)

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

i

ARTICLE V.
	ADMINISTRATION AND SERVICING OF MORTGAGE LOANS	24

5.01	Appointment of Servicer; Servicing Standards; Additional Documents; Consent of Servicing Rights Owner	24

5.02	Collection of Mortgage Loan Payments	25

5.03	Additional Service Request	26

5.04	Establishment of Collection Account; Deposits in Collection Account	26

5.05	Permitted Withdrawals from the Collection Account	26

5.06	Establishment of Escrow Accounts; Deposits in Escrow	27

5.07	Permitted Withdrawals From Escrow Accounts	27

5.08	Payment of Taxes, Insurance and Other Charges	27

5.09	Transfer of Accounts	28

5.10	Maintenance of Hazard Insurance	28

5.11	Buydown Mortgage Loans	28

5.12	Fidelity Bond; Errors and Omissions Insurance	28

5.13	Realization Upon Defaulted Serviced Mortgage Loans and REO Properties	29

5.14	Management of REO Properties	29

5.15	HELOC Loan Advances	30

5.16	Engagement of Contractors	30

5.17	Other Services	32

5.18	Service Level Agreements	34

5.19	Power of Attorney	35

5.20	Repurchase Facilitation	35

5.21	FHA/VA Loan Servicing Provisions	35

ARTICLE VI.
	REPORTS; REMITTANCES; ADVANCES	36

6.01	Remittances to Mortgage Loan Investor and Servicing Rights Owner	36

6.02	Reporting; Delinquency Control	37

6.03	Servicing Advances; Reimbursement of Servicing Advances	39

6.04	P&I Advances; Compensating Interest	40

6.05	Disaster Recovery Plan	41

6.06	Sanction Lists; Suspicious Activity Reports	43

6.07	Litigation Management	43

6.08	Resolution of Disputes and Monetary Errors	44

6.09	DFS Consent Order	44

ARTICLE VII.
	SERVICING COMPENSATION	45

7.01	Servicing Compensation	45

ARTICLE VIII.
	AUDIT RIGHTS	48

8.01	Servicing Rights Owner’s Right to Examine Servicer Records	48

ARTICLE IX.
	INDEMNIFICATION	50

9.01	Indemnification; Third Party Claims	50

9.02	Merger or Consolidation of Servicer	52

9.03	Limitation on Liability of Servicer and Others	52

ARTICLE X.
	DEFAULT	53

10.01	Events of Default	53

10.02	Waiver of Default	55

ARTICLE XI.
	TERMINATION	56

11.01	Term and Termination	56

11.02	Payment Obligations upon Termination and Transfer of Servicing	57

ARTICLE XII.
	GENERAL PROVISIONS	58

12.01	Governing Law; Consent to Service; Waiver of Jury Trial	58

12.02	Notices	59

12.03	No Solicitation	59

12.04	Reserved	59

12.05	Severability of Provisions	59

12.06	Schedules and Exhibits	60

12.07	General Interpretive Principles	60

12.08	Assignment; Waivers and Amendments	60

12.09	Captions	61

12.10	Counterparts	61

12.11	Entire Agreement	61

12.12	Further Assurances	61

12.13	Confidentiality	61

12.14	Force Majeure	65

12.15	Executory Contract	65

12.16	Independence of Parties	66

Schedules

A.            Pricing Schedule

Exhibits

Exhibit 1	Contents of Each Mortgage File
Exhibit 2	Advance Threshold Matrix
Exhibit 3	Form of Collection Account Letter Agreement
Exhibit 4	Form of Escrow Account Letter Agreement
Exhibit 5	Litigation Protocols
Exhibit 6	Quarterly Financial Covenants
Exhibit 7	Quarterly Financial Covenant Certification
Exhibit 8	Form of Reports
Exhibit 9	Form of Limited Power of Attorney
Exhibit 10	Daily Data Elements
Exhibit 11	Service Level Agreements
Exhibit 12	List and Timing of Reports
Exhibit 13	Vendor List
Exhibit 14	Form of Quarterly Certificate
Exhibit 15	Advance Standards

FLOW MORTGAGE LOAN SUBSERVICING AGREEMENT

This Flow Mortgage Loan Subservicing Agreement, dated as of December 28, 2016, is entered into between New Residential Mortgage LLC, as Servicing Rights Owner (the “Servicing Rights Owner”) and PHH Mortgage Corporation (“PHH Mortgage” or the “Servicer”), as Servicer.

PRELIMINARY STATEMENT

WHEREAS, from time to time Servicing Rights Owner desires to engage from time to time Servicer as sub-servicer for portfolios of residential mortgage loans in which the related Servicing Rights are owned by Servicing Rights Owner; and

WHEREAS, Servicer and Servicing Rights Owner have agreed that Servicer shall subservice certain of the mortgage loans on behalf of Servicing Rights Owner commencing on the related Effective Date in accordance with the terms and provisions of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, Servicing Rights Owner and Servicer agree as follows:

ARTICLE I.

DEFINITIONS

1.01                             Defined Terms.

Whenever used in this Agreement, the following words and phrases shall have the following meaning specified in this Article:

“Accepted Servicing Practices”: Those mortgage servicing standards, policies and practices which are in accordance with the practices of prudent mortgage lending institutions that service mortgage loans of the same type as such Mortgage Loans for their own account in the jurisdiction where the related Mortgaged Property is located, taking into account Investor Guidelines.

“Advance”:  A P&I Advance or a Servicing Advance.

“Affiliate”:  When used with reference to a specified Person, any Person that (i) directly or indirectly controls or is controlled by or is under common control with the specified Person, (ii) is an officer of, partner in or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, partner or trustee, or with respect to which the specified Person serves in a similar capacity, or (iii) directly or indirectly is the beneficial owner of 10% or more of any class of equity securities of the specified Person or of which the specified Person is directly or indirectly the owner of 10% or more of any class of equity securities; provided, however, that, with respect to the Servicing Rights Owner, an Affiliate shall be limited to New Residential Investment Corp. and its direct or indirect wholly-owned subsidiaries.  For purposes of this definition, the term “control” (including its correlative meanings “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Agency”:  Fannie Mae, Freddie Mac, FHA, VA, USDA or HUD, as applicable.

“Agreement”:  This Flow Mortgage Loan Subservicing Agreement between Servicing Rights Owner and Servicer.

“Ancillary Fees”:  All income derived from the Mortgage Loans (other than the Float Benefit, payments of principal, interest, prepayment premiums, escrow payments, servicing fees and Servicing Fees), including, but not limited to, late payment charges, charges for dishonored checks, pay-off fees, assumption fees, conversion fees, conversion fees, subordination fees, wire transfer fees, reinstatement fees, lien release fees, reconveyance fees, payoff quote fees, pay by phone fees and such similar fees and charges, in any case to the extent not exceeding or violating any applicable amounts or limitations under Applicable Requirements.

“Applicable Requirements”:  As to any Mortgage Loan and REO Property, as of the time of reference: (a) all federal, state and local laws, statutes, rules, regulations and ordinances applicable to the Servicing Rights Owner or the Servicer that are related to residential mortgage loans or the servicing or subservicing thereof, including with limitation the Vendor Oversight Guidance and applicable FHA Regulations, USDA Regulations or VA Regulations; (b) all Mortgage Loan-related contractual obligations of the Servicing Rights Owner, as servicer, including, without limitation, applicable Investor Guidelines, (d) all other applicable requirements and guidelines related to the servicing or subservicing of residential mortgage loans as promulgated by (i) any Governmental Authority having jurisdiction, including without limitation the CFPB and (ii) any applicable Insurer; (e) Accepted Servicing Practices, (f) the terms of the related Mortgage Loan Documents and (g) all other applicable judicial and administrative judgments, assurances, orders, stipulations, directives, consent decrees (including, without limitation, the DFS Consent Order), awards, writs and injunctions that is made or given at any time by any Governmental Authority applicable to the servicing or subservicing of the Mortgage Loans; provided, that in the event that either the Servicing Rights Owner or the Servicer becomes subject to such judicial or administrative judgment, order, stipulation, directive, consent decree, award, writ or injunction after the initial Sale Date that would affect the servicing or subservicing of the Mortgage Loans hereunder, such party shall promptly notify the other party of the relevant terms thereof.

“ARM Loan”:  An “adjustable rate” Mortgage Loan, the Note Rate of which is subject to periodic adjustment in accordance with the terms and provisions of the related Mortgage Note.

“Bankruptcy Code”:  The Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101-1330), as amended, modified, or supplemented from time to time, and any successor statute, and all rules and regulations issued or promulgated in connection therewith.

“Business Day”:  Any day other than (i) a Saturday or Sunday, (ii) a day on which the Federal Reserve is closed, (iii) a day that is not a business day as provided in the related Investor Guidelines, or (iv) the Friday following Thanksgiving Day.

“Buydown Funds”:  In respect of any Buydown Mortgage Loan, any amount contributed by the seller of a Mortgaged Property subject to a Buydown Mortgage Loan, the buyer of such property, the mortgagee or any other source, plus interest earned thereon, in order to enable the Mortgagor to reduce the payments required to be made from the Mortgagor’s funds in the early years of a Mortgage Loan.

“Buydown Mortgage Loan”:  Any Mortgage Loan in respect of which, pursuant to a buydown agreement, (i) the Mortgagor pays less than the full monthly payments specified in the Mortgage Note for a specified period, and (ii) the difference between the payments required under such buydown agreement and the Mortgage Note is provided from Buydown Funds.

“CFPB”:  The Consumer Financial Protection Bureau, an independent federal agency operating as part of the United States Federal Reserve System.

“Change of Control”:  With respect to the Servicer, shall mean (i) any transaction or event as a result of which the PHH Parent ceases to own, directly or indirectly, at least 51% of the stock of Servicer; (ii) the sale, transfer, or other disposition of all or substantially all of Servicer’s assets (excluding any such action taken in connection with any securitization transaction or routine sales of mortgage loans); or (iii) the consummation of a merger or consolidation of Servicer with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s equity outstanding immediately after such merger, consolidation or such other reorganization is owned by persons who were not equityholders of the Servicer immediately prior to such merger, consolidation or other reorganization.  With respect to the PHH Parent, shall mean (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Effective Date) is or shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act as in effect on the Effective Date), directly or indirectly, of (A) more than 50% on a fully diluted basis of the voting interests in the PHH Parent’s Equity Interests or (B) 25% or more on a fully diluted basis of the voting interests in the PHH Parent’s Equity Interests, to the extent that such “person” or “group” (y) is identified on the then most recent list (as of the time of such “person” or “group” becoming such a beneficial owner) of up to five (5) competitors of the Servicing Rights Owner provided in writing by the Servicing Rights Owner to the Servicer no later than the initial Sale Date, which list may be updated semi-annually in writing by the Servicing Rights Owner during the months of June and December (commencing with June 2017) and (z) has at least two (2) representatives on the Board of Directors of PHH Corporation, or (ii) if at any time, individuals who on the date hereof constituted the Board of Directors of PHH Corporation (together with any directors whose election by such Board of Directors or whose nomination for election by the shareholders of PHH Corporation after the date hereof, as the case may be, was approved by a vote of the majority of the directors then still in office who were either directors on the date hereof or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of PHH Corporation then in office.

“Code”:  The Internal Revenue Code of 1986, as amended.

“Collection Account”:  The separate time deposit or demand account or accounts maintained pursuant to Section 5.04 which shall be entitled “PHH Mortgage as agent, trustee and/or bailee for New Residential Mortgage LLC and/or payments of various owners of interest in mortgage-backed securities” (or other similar titling).

“Commission”:  The United States Securities and Exchange Commission.

“Compensating Interest”:  For any Remittance Date, the aggregate Prepayment Interest Shortfall Amount, if any, under the Investor Guidelines.

“Compensatory Fees”:  Any compensatory fees, fines, penalties or other monies assessed by the Agency for failure to adhere to the applicable Investor Guidelines in servicing the Mortgage Loans.

“Condemnation Proceeds”:  All awards or settlements in respect of a taking of an entire Mortgaged Property or a part thereof by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

“Cooperative Corporation”:  With respect to any Cooperative Loan, the cooperative apartment corporation that holds legal title to the related Cooperative Project and grants occupancy rights to units therein to stockholders through Cooperative Leases or similar arrangements.

“Cooperative Lease”:  The lease on a Cooperative Unit evidencing the possessory interest of the owner of the Cooperative Stock in such Cooperative Unit.

“Cooperative Loan”:  A Mortgage Loan that is secured by a first lien on and a perfected security interest in Cooperative Stock and the related Cooperative Lease granting exclusive rights to occupy the related Cooperative Unit in the building owned by the related Cooperative Corporation.

“Cooperative Project”:  With respect to any Cooperative Loan, all real property and improvements thereto and rights therein and thereto owned by a Cooperative Corporation including without limitation the land, separate dwelling units and all common elements.

“Cooperative Stock”:  With respect to any Cooperative Loan, the shares of stock issued by a Cooperative Corporation and allocated to a Cooperative Unit and represented by a stock certificates.

“Cooperative Unit”:  With respect to any Cooperative Loan, a specific unit in a Cooperative Project.

“Custodial Agreement”:  With respect to any Mortgage Loan, the agreement governing the retention of the Mortgage Loan Documents.

“Custodian”:  With respect to any Custodial Agreement, the custodian thereunder.

“Deboarding Fee”:  To the extent payable under this Agreement, a fee in the amount set forth on Schedule A payable to Servicer in connection with the transfer of the servicing of a Mortgage Loan from Servicer to a successor servicer at the direction of Servicing Rights Owner.

“Default Firms”:  Any foreclosure attorneys, bankruptcy attorneys and eviction attorneys engaged by Servicer in accordance with Section 5.16.

“Delinquent Mortgage Loan”:  Any Mortgage Loan with respect to which the Monthly Payment would be considered thirty (30) days or more delinquent following the MBA Methodology.

“Determination Date”:  The date designated as the cut-off date, determination date or similar date set forth in the Investor Guidelines.

“DFS Consent Order”:  The Consent Order, dated November 9, 2016, among the Servicer, PHH Home Loans, LLC and NYDFS.

“Due Date”:  With respect to any Mortgage Loan, the day of the month on which each Monthly Payment is due thereon, exclusive of any days of grace.

“Due Period”:  With respect to each Remittance Date, the monthly period determined in accordance with Investor Guidelines.

“Effective Date”:  The date, as set forth in the related Servicing Transfer Notice (other than in respect of the Initial Mortgage Loans), on which responsibility for the servicing and administration of a pool of Mortgage Loans is transferred to Servicer; provided that, notwithstanding the foregoing, solely with respect to the Initial Mortgage Loans, the Transfer Date for such Initial Mortgage Loans shall be the applicable Sale Date (as defined in the Purchase Agreement).

“Eligible Account”:  With respect to any account, any depository institution that meets the custodial account requirements of applicable Investor Guidelines.

“Equity Interests”: of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interest in (however designated) equity of such Person, including any common stock, preferred stock, any limited or general partnership interest and any limited liability company membership interest; provided that, for the avoidance of doubt and without limitation, “Equity Interests” shall exclude the convertible notes and any other indebtedness convertible into or exchangeable for Equity Interests.

“Escrow Account”:  The separate time deposit or demand account or accounts created and maintained pursuant to Section 5.06 which shall be entitled “PHH Mortgage as agent, trustee and/or bailee for New Residential Mortgage LLC and/or payments of various mortgagors” (or other similar titling).

“Escrow Payments”:  The amounts constituting taxes, assessments, water rates, sewer rents, flood insurance premiums, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to any Mortgage Loan.

“Exchange Act”:  The Securities Exchange Act of 1934, as amended.

“Event of Default”:  Any one of the conditions or circumstances enumerated in Section 10.01.

“Fannie/Freddie Transfer”:  The sale or transfer by Servicing Rights Owner of some or all of the Mortgage Loans to Fannie Mae or Freddie Mac which sale or transfer is not a Securitization Transaction or a Whole Loan Transfer.

“Fannie Mae”:  The Federal National Mortgage Association or any successor organization.

“Fannie Mae Guide”:  The Fannie Mae Selling Guide and Servicing Guide, collectively, in effect on and as amended, modified, and/or supplemented from time to time after the related Effective Date.

“Fannie Mae Mortgage Loan”:  A mortgage loan with respect to which Fannie Mae owns the beneficial interest therein or that serves as collateral for mortgage-backed securities on which the payment of principal and interest is guaranteed by Fannie Mae.

“FHA”: The Federal Housing Administration or any successor thereto.

“FHA Insurance Contract”: Contractual obligation of FHA respecting the insurance of an FHA Loan pursuant to the National Housing Act, as amended.

“FHA Loan”: A Mortgage Loan which is the subject of an FHA Insurance Contract as evidenced by a certificate of Mortgage Insurance.

“FHA Regulations”: Regulations promulgated by HUD under the National Housing Act, codified in Title 24 of the Code of Federal Regulations, and other HUD issuances relating to mortgage loans insured by the FHA.

“Fidelity Bond”:  A fidelity bond to be maintained by Servicer in accordance with the Fannie Mae Guide pursuant to Section 5.12.

“Float Benefit”:  (1) All interest paid on funds held in any Collection Account or Escrow Account, to the extent not payable to any Investor or Mortgagor and (2) an amount equal to any economic credit afforded to the holder of the related Collection Account or Escrow Account.

“Freddie Mac”:  The Federal Home Loan Mortgage Corporation or any successor organization.

“Freddie Mac Mortgage Loan”:  A mortgage loan with respect to which Freddie Mac owns the beneficial interest therein or that serves as collateral for mortgage-backed securities on which the payment of principal and interest is guaranteed by Freddie Mac.

“Freddie Mac Servicing Guide”:  The Freddie Mac Sellers’ and Servicers’ Guide in effect on and as amended, modified, and/or supplemented from time to time and after the related Effective Date.

“Governmental Authority”:  Any court, board, agency, commission, office or other authority or quasi-governmental authority of any nature whatsoever for any governmental unit (foreign, federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

“HELOC Loan” means a home equity line of credit subserviced by Servicer on behalf of Servicing Rights Owner hereunder.

“HELOC Loan Advance” means an advance of funds to or on behalf of a Mortgagor pursuant to a HELOC Loan.

“HMDA”:  The Home Mortgage Disclosure Act, as amended.

“HOEPA”:  The Home Ownership and Equity Protection Act of 1994, as amended.

“HUD”:  The United States Department of Housing and Urban Development, or any successor thereto and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

“Initial Mortgage Loans”:  The Mortgage Loans serviced hereunder as to which the related Servicing Rights were sold by Servicer to Servicing Rights Owner under that certain Purchase Agreement.

“In-process Loan Modification”:  A trial or permanent loan modification offered by the Servicer, Agency or any prior servicer that was either accepted by the Mortgagor or for which the time for the Mortgagor to accept the offer has not expired and the offer has not been rejected.  The term also means and includes (a) trial modifications in which the Servicer, Agency or any prior servicer agreed to modify the payment terms of the Mortgage Loan unless the Servicer or a prior servicer has clear written evidence that the Mortgagor has failed to perform under the trial loan modification terms and (b) modifications in which the Mortgagor completed making the trial payments, but the permanent modification was not input into the Servicer or any prior servicer’s system.

“Insolvency Proceeding”:  With respect to any Person:  (i) any case, action, or proceeding with respect to such Person before any Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up, or relief of debtors; or (ii) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of the creditors generally of such Person or any substantial portion of such Person’s creditors; in any case undertaken under federal, state or foreign law, including the Bankruptcy Code.

“Insurance Proceeds”:  Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, if any, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with Accepted Servicing Practices.

“Insurer”:  FHA, VA, USDA or any private mortgage insurer, pool insurer and any insurer or guarantor under any standard hazard insurance policy, any federal flood insurance policy, any title insurance policy, any earthquake insurance policy or other insurance policy, and any successor thereto, with respect to the Mortgage Loan or the Mortgaged Property.

“Investor Guidelines”:  The Fannie Mae Guide, the Freddie Mac Guide or comparable servicing guidelines  issued by the Federal Housing Administration, the VA or the USDA, (in each case, including but not limited to the applicable Mortgage Loan Investor manuals, handbooks, bulletins, circulars, announcements, issuances, releases, letters, correspondence and other instructions) any servicing agreement or Reconstitution Agreement, in each case to the extent applicable to any Mortgage Loan or REO Property.

“Liquidation Proceeds”:  Amounts, other than Insurance Proceeds and Condemnation Proceeds or those received following the acquisition of REO Property in accordance with the provisions hereof, received by Servicer in connection with the liquidation of a defaulted Mortgage Loan, whether through sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale or otherwise, other than amounts received following the acquisition of an REO Property in accordance with the provisions hereof.

“Losses”:  Any and all claims, losses, damages, penalties, fines, forfeitures, judgments, and any other costs, fees and expenses (including reasonable attorneys’ fees and costs).

“Loss Mitigation”:  With respect to any Mortgage Loan, any modified or proposed payment arrangement, proposed, trial or permanent loan modification, In-process Loan Modification, forbearance plan, short sale, deed-in-lieu agreement, and any other non-foreclosure home retention or non-retention option offered by the Servicer, Agency or any prior servicer that is made available to the Mortgagor by or through Servicer, Agency, or any prior servicer, including any application or request of a Mortgagor for any of the foregoing.  For avoidance of doubt, this definition shall apply only to Mortgage Loans in loss mitigation or where a loss mitigation application is pending.

“MBA Methodology”: A method of calculating delinquency of a Mortgage Loan based upon Mortgage Bankers Association method, under which method a Mortgage Loan is considered delinquent if the payment had not been received by the end of the day immediately preceding the Mortgage Loan’s next due date (generally the last day of the month in which the payment was due).  For example, a Mortgage Loan with a due date of August 1, 2016, with no payment received by the close of business on August 31, 2016, would have been reported as delinquent on September 1, 2016.

“MERS”:  Mortgage Electronic Registration Systems, Inc., or any successor thereto.

“Monthly Payment”:  The scheduled monthly payment of principal and interest on a Mortgage Loan which is payable by a Mortgagor under the related Mortgage Note.

“Mortgage”:  The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien or second lien on either (i) with respect to a Mortgage Loan other than a Cooperative Loan, an unsubordinated estate in fee simple in real property or (ii) with respect to a Cooperative Loan, the Cooperative Lease and related Cooperative Stock, which in either case secures the Mortgage Note.

“Mortgage File”:  With respect to a particular Mortgage Loan, the Mortgage Loan Documents, any origination, servicing or escrow documents, and any additional documents required to be added to the Mortgage File pursuant to this Agreement set forth on Exhibit 1.

“Mortgage Loan”:  Each mortgage loan which is the subject of this Agreement.

“Mortgage Loan Documents”:  With respect to each Mortgage Loan, the documents delivered to the related Custodian pursuant to the related Custodial Agreement.

“Mortgage Loan Investor”:  With respect to any Mortgage Loan, the party to whom Servicing Rights Owner is obligated to remit Monthly Payments in respect of such Mortgage Loan.

“Mortgage Loan Schedule”:  With respect to any Initial Mortgage Loans, the schedule of Mortgage Loans contained in an Excel file delivered to Servicing Rights Owner by Servicer on the related Effective Date setting forth certain information with respect to each Mortgage Loan, and, with respect to any Mortgage Loans, which are not Initial Mortgage Loans, made subject to this Agreement after the date hereof, the mortgage loan schedule attached to the related Servicing Transfer Notice delivered to Servicer in connection therewith.

“Mortgage Note”:  The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

“Mortgaged Property”:  With respect to a Mortgage Loan, the underlying real property securing repayment of a Mortgage Note, consisting of a fee simple estate.

“Mortgagor”:  The obligor on a Mortgage Note.

“New Loan Data File”:  Except with respect to the Initial Mortgage Loans, with respect to each Mortgage Loan delivered by Servicing Rights Owner to Servicer to be serviced under this Agreement, the data file produced by Servicing Rights Owner pursuant to the Servicing Transfer Instructions which is used to enable Servicer to set up each Mortgage Loan on its EDP system.

“Non-recoverable Advance”:  As of any date of determination, any Advance previously made or any Advance proposed to be made in respect of a Mortgage Loan which, in the good faith judgment of Servicer and in accordance with Applicable Requirements, will not or, in the case of a proposed Advance, would not be ultimately recoverable from amounts collected in respect of such Mortgage Loan.

“Note Rate”:  With respect to any Mortgage Loan at any time any determination thereof is to be made, the annual rate at which interest accrues thereon as set forth in the related Mortgage Note.

“NYDFS”: New York Department of Financial Services.

“Off-shore Vendor”: Any Vendor which is located outside the United States of America and/or the services provided by any Vendor are being performed outside the United States of America.

“P&I Advance”:  An advance made on account of a delinquent principal and/or interest payment in accordance with the applicable Investor Guidelines.

“Payoff”:  With respect to any Mortgage Loan, any payment or recovery received in advance of the last scheduled Due Date of such Mortgage Loan, which payment or recovery consists of principal in an amount equal to the outstanding principal balance of such Mortgage Loan, all accrued and unpaid premiums, and/or interest with respect thereto, and all other unpaid sums due with respect to such Mortgage Loan.

“Person”:  Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“PHH Parent”: PHH Corporation, a Maryland corporation.

“Prepayment Interest Shortfall Amount”:  With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Due Period, the amount of interest required to be remitted by the Servicing Rights Owner, if any, under applicable Investor Guidelines.

“Primary Mortgage Insurance Policy” or “PMI Policy”:  Each policy of primary mortgage insurance in effect on the applicable Effective Date with respect to any Mortgage Loan, or any replacement policy therefor.

“Prime Rate”:  The prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal (Northeast edition).

“Principal Prepayment”:  Any payment or other recovery of principal on a Mortgage Loan (including a Payoff), other than a Monthly Payment or a Prepaid Monthly Payment which is received in advance of its scheduled Due Date, including any premium thereon, which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment and which is intended to reduce the principal balance of the Mortgage Loan.

“Prior Servicer”:  All servicers and subservicers, collectively and individually, other than Servicer, which, at any time prior to the applicable Effective Date, serviced or subserviced any of the Mortgage Loans.

“Private Label Mortgage Loan”: Any Mortgage Loan that is not a Fannie Mae Mortgage Loan or a Freddie Mac Mortgage Loan.

“Purchase Agreement”: That certain agreement for the purchase and sale of servicing rights, dated as of the date hereof, between Servicer and Servicing Rights Owner.

“Quarterly Financial Covenants”:  As defined in Section 6.02.

“Quarterly Financial Covenants Report”:  As defined in Section 6.02.

“Reconstitution”:  Any Fannie/Freddie Transfer, Securitization Transaction or Whole Loan Transfer.

“Reconstitution Agreement”:  With respect to Private Label Mortgage Loans, the fully executed contracts (including any pooling agreement, servicing agreement, custodial agreement or other agreement or arrangement) assigned to the Servicing Rights Owner and defining the rights and obligations of the Servicing Rights Owner.

“Reconstitution Agreement (MSR)”:  The agreement(s) entered into by Servicing Rights Owner and/or other third parties in connection with a sale of the Servicing Rights as set forth in Section 2.05 hereof with respect to any or all of the Mortgage Loans serviced hereunder.

“Reconstitution Date”:  The date(s) on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of a Reconstitution pursuant to Section 2.05 hereof.

“Remittance Date”:  The remittance date set forth in the applicable Investor Guidelines.

“REO Disposition”:  The final sale by Servicer of any REO Property.

“REO Disposition Proceeds”:  All amounts received with respect to any REO Disposition.

“REO Property”:  A Mortgaged Property acquired by Servicer on behalf of Servicing Rights Owner through foreclosure or deed in lieu of foreclosure, abandonment or reclamation from bankruptcy in connection with a defaulted Mortgage Loan, as described in Section 5.14.

“Reporting Date”:  The fifth (5th) Business Day of each month.

“Retention Agreement”:  As defined in Section 12.03.

“Securitization Transaction”:  Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

“Service Level Agreements” or “SLAs”:  As defined in Section 5.18 of this Agreement.

“Servicer”:  PHH Mortgage Corporation, a New Jersey corporation.

“Servicer Economics”:  The sum of the following, without duplication, Servicing Fees, Ancillary Fees and other compensation set forth on Schedule A payable to the Servicer.

“Servicing Advances”:  All customary, reasonable and necessary “out of pocket” costs and expenses, including reasonable attorneys’ fees and disbursements, advanced by Servicer in the performance of its servicing obligations in accordance with Applicable Requirements, including, but not limited to, the cost of:

(i)                                     the preservation, restoration and protection of a Mortgaged Property or REO Property, including third party loss draft processing fees;

(ii)                                  any remedial, enforcement or Loss Mitigation actions relating to the Mortgage Loan or any administrative or judicial proceedings, including without limitation mediation proceedings, relating to a Mortgage Loan, and including foreclosures, evictions, deed in lieu of foreclosures or loan modifications;

(iii)                               the management, liquidation, marketing, sale, renovation, repair, maintenance and preservation of a Mortgaged Property or REO Property, including reasonable fees paid to any independent contractor in connection therewith;

(iv)                              Escrow Payments (and similar amounts not required to be escrowed out of Mortgagor payments) and other charges which are or may become a lien upon a Mortgaged Property or REO Property, Primary Mortgage Insurance Policy premiums and fire and hazard insurance coverage;

(v)                                 the assessment and evaluation of a Mortgage Loan and the related Mortgaged Property or REO Property, including broker price opinions, environmental evaluations, property inspections, surveys and appraisals, lien searches and title insurance and reviews;

(vi)                              lien release fees, including any reconveyance, recording, administrative and vendor fees associated therewith, property inspection fees, vacant property registration fees, court-ordered mediation hearings and loss draft processing fees, in each case to the extent not collected from the Mortgagor; and

(vii)                           such other expenditures which are deemed to be Servicing Advances herein or otherwise permitted under Investor Guidelines.

“Servicing Fee”:  For each Mortgage Loan serviced by Servicer hereunder, the applicable monthly servicing fee calculated in accordance with Schedule A attached hereto.

“Servicing File”:  With respect to each Mortgage Loan, all documents, whether in hard copy, computer record, microfiche or any other format, evidencing and pertaining to a particular Mortgage Loan and relating to the origination, servicing, collection, payment and foreclosure of such Mortgage Loan, necessary to service the Mortgage Loans in accordance with Applicable Requirements or required to be held by the mortgage loan servicers under Applicable Requirements, including without limitation the following documents with respect to each Mortgage Loan: (a) a schedule of all transactions credited or debited to the Mortgage Loan, including the Escrow Account and any suspense account; (b) a copies of the Mortgage Loan Documents; (c) any notes created by the Servicer (or any prior servicer) personnel reflecting communications with the Mortgagor about the Mortgage Loan; (d) any reports specific to the Mortgage Loan created by the Servicer (or any prior servicer) in connection with the servicing of the Mortgage Loan; (e) copies of information or documents provided by Mortgagor to the Servicer in connection with any error resolution or Loss Mitigation; and (f) any documents or records required to be maintained by mortgage loan servicers under the applicable Investor Guidelines, and any additional documents relating to such Mortgage Loan as are in, or as may from time to time come into, Servicer’s possession or control; provided that, with respect to the time period in which Servicer was not the servicer of such Mortgage Loans, such documents described in clauses (a) through (f) for such time period will be in the Servicing File to the extent in the Servicer’s possession or control.

“Servicing Officer”:  Any officer of Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a written list of servicing officers furnished by Servicer to Servicing Rights Owner upon request therefor by Servicing Rights Owner, as such list may from time to time be amended.

“Servicing Rights”:  With respect to all Mortgage Loans, collectively, (i) the rights and obligations to service, administer, collect payments for the reduction of principal and application of interest, collect payments on account of taxes and insurance, pay taxes and insurance and other Escrow Payments, remit collected payments, provide foreclosure services, provide full escrow administration; (ii) any other obligations required by any Agency, Mortgage Loan Investor or Insurer in, of, or for such Mortgage Loans pursuant to any Investor Guidelines; (iii) the right to possess any and all documents, files, records, Mortgage Files, servicing documents, servicing records, data tapes, computer records, or other information pertaining to the Mortgage Loans or pertaining to the past, present or prospective servicing of the Mortgage Loans; (iv) the right to receive servicing fees, Ancillary Fees, other proceeds arising from or connected to the Mortgage Loans and REO Properties and the benefits derived from the Accounts arising from or connected to such Mortgage Loans; (v) all rights and benefits relating to the direct solicitation of the related Mortgagors for refinance or modification of the Mortgage Loans and/or for any other product or service and the attendant right, title and interest in and to the list of such Mortgagors; (vi) to the extent set forth in the Investor Guidelines, all clean-up call or related rights; (vii) all rights, powers and privileges incident to any of the foregoing; and (viii) all agreements, documents or instruments evidencing any of the foregoing.

“Servicing Rights Owner”:  New Residential Mortgage LLC, or its successor in interest or any successor under this Agreement appointed as herein provided.

“Servicing Rights Owner’s Account”:  The account of Servicing Rights Owner at a bank or other entity most recently designated in a written notice by Servicing Rights Owner to Servicer as the “Servicing Rights Owner’s Account.”

“Servicing Rights Owner Economics”:  The sum of the following, with duplication, (i) all prepayment penalties/premiums and servicing-related fees payable to the Servicing Rights Owner as servicer of the Mortgage Loans under the applicable Investor Guidelines and received during the applicable prior Mortgage Loan Investor accounting cycle or applicable portion thereof, (ii) all recoveries on the Mortgage Loans during the applicable prior Mortgage Loan Investor accounting cycle or applicable portion thereof of Servicing Advances and P&I Advances previously funded or reimbursed by the Servicing Rights Owner to the Servicer or the prior servicer and (iii) all other outstanding amounts collected during the applicable prior Mortgage Loan Investor accounting cycle or applicable portion thereof and payable to the Servicing Rights Owner under this Agreement (including Float Benefit and any Loss Mitigation or incentive fees payable to the Servicing Rights Owner as servicer under applicable Investor Guidelines as described in Section 6.01).

“Servicing Transfer Costs”:  With respect to each Mortgage Loan, an amount equal to the lesser of (a) all reasonable out-of-pocket costs incurred in connection with the transfer of the servicing of the Mortgage Loans from Servicer to a successor servicer or subservicer, including but not limited to all applicable boarding fees incurred from the successor servicer, custodial recertification costs, the costs of transferring the Servicing File, the costs of assigning any Mortgages from the name of Seller to such successor, and the costs of changing the names of the subservicer and the owner in MERS and (b) fifteen dollars ($15) per Mortgage Loan.

“Servicing Transfer Date”:  With respect to any Initial Mortgage Loans, the related Effective Date.  With respect to any other Mortgage Loans (excluding the Initial Mortgage Loans), the date specified on the related Servicing Transfer Notice on which, Servicing Rights Owner or Prior Servicer shall have completed the transfer of servicing to Servicer.

“Servicing Transfer Instructions”: Such instructions with respect to the transfer of servicing from the Prior Servicer to Servicer as agreed to by the parties hereto.

“Servicing Transfer Notice”:  Other than in respect of any Initial Mortgage Loans, in a form mutually agreed upon, by and between Servicing Rights Owner and Servicer, from time to time, pursuant to which additional Mortgage Loans, as described on the schedule attached thereto (which schedule shall become part of the Mortgage Loan Schedule as of the related Effective Date), are made subject to the terms of this Agreement.

“SRO Distribution Date”:  The sixth (6th) Business Day of each month.

“USDA”: The United States Department of Agriculture or any successor thereto.

“USDA Regulations”:  The regulations promulgated by the USDA and other USDA issuances relating to mortgage loans guaranteed by the USDA.

“VA”:  The United States Department of Veterans Affairs or any successor thereto.

“VA Loan”:  A Mortgage Loan guaranteed by the VA.

“VA Regulations”: The regulations promulgated by the VA pursuant to the Serviceman’s Readjustment Act, as amended, codified in Title 38 of the Code of Federal Regulations, and other VA issuances relating to mortgage loans guaranteed by the VA.

“Vendor”:  Any third-party contractors, vendor and/or service provider engaged by the Servicer in accordance with general servicing practices and procedures and Applicable Requirements; provided, however, this definition of Vendor shall not include consulting services and non-trade business support services (i) not involved with and not having access to the servicing process or (ii) not involved with  the protection of, or having access to, information and/or data related to the Mortgagor, the Mortgage Loans or the Servicing Rights.

“Vendor Oversight Guidance”:  All applicable requirements and guidelines related to the oversight of third-party contractors, vendors and/or service providers as promulgated by (i) the CFPB (including but not limited to CFPB Bulletin 2012-03), (ii) the Board of Governors of the Federal Reserve System (including but not limited to the “Guidance on Managing Outsourcing Risk” dated December 5, 2013), (iii) the Federal Deposit Insurance Corporation (including but not limited to FIL-44-2008 (“Guidance for Managing Third-Party Risk”)), (iv) the Office of the Comptroller of the Currency (including but not limited to OCC Bulletin 2013-29 (“Risk Management Guidance”) and (v) the Federal Financial Institutions Examination Council.

“Whole Loan Transfer”:  Any sale or transfer of some or all of the Mortgage Loans, other than a Securitization Transaction or a Fannie/Freddie Transfer.

ARTICLE II.

ENGAGEMENT FOR SERVICING OF MORTGAGE LOANS; POSSESSION OF SERVICING FILES; BOOKS AND RECORDS; DELIVERY OF MORTGAGE LOAN DOCUMENTS

2.01                             Engagement For Servicing of Mortgage Loans

This Agreement shall become effective immediately upon the occurrence of the Initial Sale Date (as defined in the Purchase Agreement).  To the extent that the Purchase Agreement terminates without the occurrence of any Sale Date, this Agreement shall be void ab initio.

Other than in respect of the Initial Mortgage Loans, as to which servicing shall begin on the related Sale Date (as defined in the Purchase Agreement) of the Servicing Rights, notwithstanding anything to the contrary in this Section 2.01, mortgage loans may be made subject hereto in accordance with this Section 2.01. The Servicing Rights Owner shall deliver a draft Servicing Transfer Notice setting forth the proposed Servicing Transfer Date and a description, containing such details as Servicer may reasonably request, of the Mortgage Loans to be serviced by Servicer hereunder.  Any such draft Servicing Transfer Notice shall be given to Servicer no later than sixty (60) days prior to the related Servicing Transfer Date.  Except with respect to any Initial Mortgage Loans, Servicer shall have fourteen (14) days to review and evaluate the product specifications, underwriting guidelines, system support and servicing transfer protocols and procedures of the related Prior Servicer and underlying seller, as applicable, or originator.  Following such review and evaluation, Servicer shall promptly notify Servicing Rights Owner if it agrees or declines to service such mortgage loans pursuant to the terms of this Agreement.

Upon Servicer’s acceptance of any such additional Mortgage Loans, each party shall execute the Servicing Transfer Notice and Servicer shall assume responsibility under this Agreement to service and administer such Mortgage Loans upon the delivery, in accordance with the Servicing Transfer Instructions, of the related New Loan Data File and all related Mortgage Loan Documents by Servicing Rights Owner.

Servicing Rights Owner shall provide the New Loan Data File for each Mortgage Loan to Servicer promptly upon Servicing Rights Owner’s receipt of the written notice from Servicer wherein Servicer agrees to service such Mortgage Loans.  Servicing Rights Owner shall notify Servicer promptly of any changes in the information contained in the New Loan Data File that affects the servicing of such Mortgage Loan.  Servicing Rights Owner agrees to cause the related Custodian to recognize the Servicer as the subservicer of the Mortgage Loans.  The Servicer shall request directly from the Custodian copies of the Mortgage Note, the Mortgage or any other documents in the Custodian’s possession that Servicer deems reasonably necessary in connection with its performance of the servicing of such Mortgage Loan.

2.02                             Maintenance of Servicing Files

Servicer shall maintain a Servicing File with respect to each Mortgage Loan, consisting of all documents necessary to service the Mortgage Loans in accordance with Applicable Requirements.  The possession of each Servicing File by Servicer is for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by Servicer is in a custodial capacity only.  Servicer acknowledges that the ownership of each Mortgage Loan, including the Mortgage Note, the Mortgage, the Mortgage Loan Documents, the contents of the related Servicing File and all rights, benefits, proceeds and obligations arising therefrom or in connection therewith, is vested in the applicable Mortgage Loan Investor.  All rights arising out of the Mortgage Loans including all funds received on or in connection with the Mortgage Loans and all records or documents with respect to the Mortgage Loans prepared by or which come into the possession of Servicer shall immediately vest in the applicable Mortgage Loan Investor and shall be received and held by Servicer for the sole purpose of servicing the Mortgage Loans and such retention and possession by Servicer is in a custodial capacity only in trust for the exclusive benefit of the applicable Mortgage Loan Investor as the owner of the related Mortgage Loans.  Servicing Rights Owner acknowledges that Servicer will create electronically imaged versions of the documents contained in the Servicing File and any and all hard copies of such documents will be destroyed by Servicer in accordance with its standard record retention policy, as may be amended from time to time to the extent such destruction is not prohibited by Applicable Requirements.

The Servicer shall promptly notify the Servicing Rights Owner if it becomes aware of any incorrect or missing information or documents relating to any Mortgage Loan or Servicing File to the extent material to the servicing of a Mortgage Loan and compliance with the Servicer’s obligations hereunder.

2.03                             Books and Records

Servicer shall be responsible for maintaining, and shall maintain, a set of books and records for the Mortgage Loans which shall be appropriately identified in Servicer’s computer system to reflect the ownership of the Mortgage Loans by the applicable Mortgage Loan Investor.  To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds and to the extent permitted by Applicable Requirements, documents maintained by Servicer may be in the form of electronically imaged or scanned documents or such other reliable means of recreating original documents, including but not limited to, optical imagery techniques.

Subject to any contractual requirements of Servicer’s system vendor, the Servicer shall provide the Servicing Rights Owner, its Affiliates and/or its agents with access to one or more electronic portals to allow the Servicing Rights Owner to monitor the Mortgage Loans.  Through such portals, the Servicing Rights Owner shall be provided with access on demand to certain reports and data referenced in this Agreement as further mutually agreed upon from time to time.  The Servicer’s portals shall include the following data and documents: (i) imaged Mortgage Loan Documents and Servicing File (to the extent held by PHH on the initial Sale Date or any other individual Mortgage Loan Document requested by the Servicing Rights Owner to be imaged which is not imaged as of the initial Sale Date (it being understood that the Servicing Rights Owner shall bear the expense of imaging in Mortgage Loan Documents and Servicing File in excess of five hundred (500) Mortgage Loans per calendar quarter); (ii) imaged copies of substantially all Mortgagor communications; (iii) records of substantially all Mortgagor written communications; (iv) to the extent available or reasonably requested by the Servicing Rights Owner to the extent not imaged at the time of the Servicing Rights Owner’s request, imaged copies of all litigation, bankruptcy and foreclosure documents related solely to each Mortgage Loan (for the avoidance of doubt, such imaged copies of litigation, bankruptcy and foreclosure documents will not include those unrelated to the Mortgage Loans); (v) current servicing comments regarding all Mortgagor communications and all activity related to each Mortgage Loan with sufficient detail to understand the status of any issues; (vi) a document identifying any Default Firm(s) engaged relating to the Mortgage Loan, if applicable; (vii) upon request, call recordings; (viii) upon request, insurance, including lender paid insurance, if applicable, hazard and flood; and (ix) a document identifying the single point of contact.

2.04                             Delivery of Mortgage Loan Documents

Servicer shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Sections 5.01 promptly after their execution; provided, however, that Servicer shall provide the Custodian with a certified true copy of any such document submitted for recordation promptly after its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original promptly after receipt thereof.

Except as provided herein, the original Mortgage Loan Documents for each Mortgage Loan shall be retained by the Custodian pursuant to the Custodial Agreement.  During the time that any such documentation is held by Servicer, such possession is in trust for the benefit of  the applicable Mortgage Loan Investor, and Servicer shall return such documentation to the Custodian upon the request of such Mortgage Loan Investor, Servicing Rights Owner or the Custodian or when Servicer’s need therefore no longer exists.

The Servicer shall not be responsible for any fees, expenses and costs of the Custodian arising under the Custodial Agreement.

2.05                             Transfer of Mortgage Loans; Reconstitutions

Servicing Rights Owner shall have the right, without the prior written consent of Servicer, to sell the one or more Servicing Rights in respect of any Mortgage Loans (the “Offered Assets”) and, to the extent the prospective third party purchaser elects not to retain the Servicer as the subservicer of Offered Assets, (i) this Agreement shall terminate solely with respect to such Offered Assets in accordance with Section 11.01(b), (ii) the Servicer shall cooperate in transfer the servicing to such third party purchaser’s successor servicer and (iii) with respect to the Offered Assets which actually were sold, the Servicing Rights Owner shall pay the applicable Deboarding Fees on the applicable transfer date to such third party purchaser’s successor servicer.  Notwithstanding the foregoing, Servicing Rights Owner will afford Servicer an opportunity to review the final bid the Servicing Rights Owner receives from prospective third party purchasers of the Offered Assets which the Servicing Rights Owner anticipates to accept (the “Final Bid”), including the purchase price, payment terms, closing conditions and any financing terms.  Servicing Rights Owner will provide to Servicer access to the same information regarding the potential sale as are provided to the other bidders, when or promptly after such information is provided to other bidders.  Servicing Rights Owner shall afford Servicer an opportunity to bid for the Offered Assets for a period of two (2) Business Days after Servicing Rights Owner discloses to Servicer the Final Bid from the prospective third party purchaser(s) of the Offered Assets. If Servicing Rights Owner determines that the terms and conditions of Servicer’s bid for the Offered Assets represents the most favorable overall economic and contractual arrangement to Servicing Rights Owner compared to the bids for the Offered Assets from prospective third party purchasers and Servicer demonstrates to Servicing Rights Owner’s satisfaction that it has sufficient financial resources to close the purchase and sale of the Offered Assets upon such terms and conditions within the time period set forth in the Final Bid, then Servicing Rights Owner will make good faith efforts to consummate the purchase and sale of the Offered Assets with Servicer upon such terms and conditions.

2.06                             Obligations of Servicing Rights Owner Prior to a related Effective Date

Except with respect to any Initial Mortgage Loans, Servicing Rights Owner shall take, or cause the Prior Servicer to take, the following actions with respect to any Mortgage Loans (other than the Initial Mortgage Loans) prior to the related Effective Date (or within such time as may otherwise be specified below) in order to effect the transfer of the servicing and administration of the Mortgage Loans which are not Initial Mortgage Loans to Servicer on such related Effective Date.

(a)                                 Preliminary Test File.  On or prior to a related Effective Date, if requested by Servicer, Servicing Rights Owner shall forward, or cause the Prior Servicer to forward, to Servicer a preliminary test file (including, as applicable, master file, escrow file, payee file,

ARM master file, ARM history, all HMDA data required by Fannie Mae and Freddie Mac, etc.) containing all of the Mortgage Loans as of the date mutually agreed upon by Servicer and Servicing Rights Owner in all material respects.  The preliminary test file shall include all field descriptions and record layouts;

(b)                                 Notice to Hazard Insurers.  Servicing Rights Owner shall inform, or shall cause the Prior Servicer to inform, by written notice all hazard insurance companies and/or their agents of the transfer and request a change in the loss payee mortgage endorsement clause to Servicer’s name. Servicing Rights Owner shall provide, or shall cause the Prior Servicer to provide, Servicer with a copy of the notification letter and an officer’s written certification that all hazard insurance companies have been notified by an identical letter;

(c)                                  Notice to Mortgagors.  Servicing Rights Owner shall mail, or shall cause the Prior Servicer to mail, to the Mortgagor of each Mortgage Loan a letter advising the Mortgagor of the transfer of the servicing of the related Mortgage Loan to Servicer as may be required under Applicable Requirements, including the Real Estate Settlement Procedures Act. Servicing Rights Owner shall provide, or shall cause the Prior Servicer to provide, Servicer with a copy of one notification letter and a report containing a listing of all Mortgage Loans receiving the notification as may be required under Applicable Requirements, including the Real Estate Settlement Procedures Act. In addition, Servicer shall:

(i)                                     Within fifteen (15) days following each Servicing Transfer Date, deliver to each related Mortgagor a “Welcome Letter” in accordance with Applicable Requirements.  Notwithstanding the above, the Servicing Rights Owner, the Servicer, and the prior subservicer may agree to send in accordance with Applicable Requirements a joint notification to the related Mortgagors regarding the transfer of the servicing function to the Servicer.  The Servicer and the Servicing Rights Owner agree that the form of any notice sent to Mortgagors under this Section 2.06(c) shall be subject to approval by the Servicing Rights Owner and the Servicer;

(ii)                                  furnish to each Mortgagor each notice (including privacy notices) required to be provided to such Mortgagors in accordance with Applicable Requirements and in form and substance mutually agreed upon by the Servicing Rights Owner and the Servicer;

(iii)                               include in the related Servicing File a copy of each notice furnished to a Mortgagor pursuant to this Section 2.06(c); and

(iv)                              notwithstanding the foregoing, except as required by Applicable Requirements, no applicable notification shall be required pursuant to this Section 2.06(c) to the extent that the Servicer is already acting as the Servicer with respect to the Mortgage Loans.

(d)                                 ARM Adjustments.  With respect to each ARM Mortgage Loan whose index value for any interest adjustment date is available on or prior to the related Effective Date, Servicing Rights Owner shall make, or shall cause the Prior Servicer to make, all such adjustments and shall inform the related Mortgagors of such adjustments;

(e)                                  Delivery of Books and Records.  Servicing Rights Owner will, on or before the applicable Effective Date, deliver, or cause to be delivered, to Servicer all of the books, records, data, files and Mortgage Loan Documents, including records in a mutually agreed upon electronic indexed form, reasonably required by Servicer to document and service each Mortgage Loan; such books, records, data, files and documents contain all of the items which are required by the Applicable Requirements to service the Mortgage Loans.

(f)                                   Real Estate Taxes.  In the event that any real estate taxes or assessments in connection with a Mortgage Loan are delinquent at the time of, or would become delinquent if not paid within 30 days after, the applicable Effective Date, then Servicer shall not be responsible hereunder for any penalties or interest resulting from such delinquency; provided that Servicer shall be responsible for any such penalties and/or interest incurred from such delinquency for any Initial Mortgage Loans in accordance with the Purchase Agreement. Servicing Rights Owner shall either (a) ensure that each first lien Mortgage Loan is covered by a tax service contract with CoreLogic, Inc. or (b) if not so covered, then pay to Servicer a one-time fee in the applicable amount set forth on Schedule A, in respect of each such Mortgage Loan.  With respect to any Initial Mortgage Loans, Servicer shall either (a) ensure that such Initial Mortgage Loan is covered by a tax service contract with CoreLogic, Inc. or (b) if not so covered, at its sole cost, then pay (without reimbursement thereof) the applicable amount to establish such tax service contract.

(g)                                  Hazard Insurance.  In the event that there is no hazard insurance policy covering the property securing a Mortgage Loan that Servicer shall subservice hereunder at the time of, or if the coverage under a hazard insurance policy shall lapse without payment of the required premium within thirty (30) days after, the applicable Effective Date and such a policy is required to be maintained under the Applicable Requirements, then in no event shall Servicer be responsible hereunder for the absence of hazard insurance coverage until thirty (30) days have elapsed since such applicable Effective Date.

(h)                                 Flood Insurance Determination Contracts.  To the extent required by Applicable Requirements, Servicing Rights Owner shall obtain, at Servicing Rights Owner’s sole cost and expense, before the applicable Effective Date, “life of loan” or “life-time” transferable flood insurance determination contracts from CoreLogic, Inc. or ServiceLink on each Mortgage Loan.  Servicing Rights Owner shall either (a) assign to Servicer, on or promptly following the applicable Effective Date, the related certified and guaranteed assignable flood insurance determination contracts Servicing Rights Owner obtained for such Mortgage Loans or (b) pay to Servicer a one-time fee in the applicable amount set forth on Schedule A for each Mortgage Loan transferred to Servicer for subservicing hereunder which is not subject to such a flood insurance determination contract.

(i)                                     Other Insurance.  In the event that the monthly payments in connection with a Mortgage Loan to be subserviced by Servicer hereunder include amounts to pay premiums for accident, health, and life insurance, and similar types of personal insurance products, then at the applicable Effective Date, Servicing Rights Owner shall include, or cause to be included, a notice of such fact to Servicer.

2.07                        MERS

With respect to any MERS Mortgage Loan (other than the Initial Mortgage Loans), at the Servicing Rights Owner’s expense, Servicer shall update all required MERS fields, with the cooperation of the Servicing Rights Owner, as necessary and comply with all applicable requirements of MERS; and transfer of servicing to Servicer.

2.08                        Transfer of Servicing

Except with respect to any Initial Mortgage Loans, the transfer of the servicing obligations with respect to the Mortgage Loans to Servicer shall be in accordance with the Servicing Transfer Instructions in all material respects.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE SERVICER

3.01                             Representations and Warranties of Servicer

Servicer represents and warrants to Servicing Rights Owner that as of the initial Sale Date and as of each Effective Date and/or such other date as set forth herein:

(a)                                 Due Organization and Good Standing.  Servicer (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) has all licenses necessary to carry on its business as now being conducted, (iii) is licensed, qualified and in good standing under the laws of each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by Servicer and (iv) is in compliance with the laws of any such state to the extent necessary to permit the servicing of the Mortgage Loans in accordance with the terms of this Agreement;

(b)                                 Power and Authority; Enforceability.  Servicer has the full power and authority to execute and deliver this Agreement, and to enter into and consummate all transactions contemplated by this Agreement. Servicer has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by Servicing Rights Owner, constitutes a legal, valid and binding obligation of Servicer, enforceable against it in accordance with its terms, subject to applicable bankruptcy and insolvency laws affecting the rights of creditors generally and to general principles of equity (regardless of whether enforcement of such remedies is considered in a proceeding in equity or law);

(c)                                  No Conflict.  The execution and delivery of this Agreement by Servicer, the servicing of the Mortgage Loans by Servicer hereunder, the consummation of any other of the transactions contemplated hereunder, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of Servicer and will not (i) result in a breach of any term or provision of the organizational documents of Servicer or (ii) conflict with, result in a breach, violate, or result in a default under or acceleration of, the terms of any material agreement, indenture or loan or credit agreement or other material instrument to which Servicer is a party or by which it may be bound, or (iii) constitute a violation of any Applicable Requirements including any statute, rule, regulation, order, judgment or decree applicable to Servicer of any Governmental Authority having jurisdiction over Servicer;

(d)                                 Ability to Service.  Servicer has the facilities, procedures and experienced personnel necessary for the servicing of mortgage loans of the same type as the Mortgage Loans.  Servicer does not believe, nor does it have any cause or reason to believe, that it cannot perform each and every obligation and covenant applicable to it contained in this Agreement;

(e)                                  No Litigation Pending.  There is no action, suit, proceeding or investigation pending or, to the best of Servicer’s knowledge, threatened, against Servicer which, either in any one instance or in the aggregate, if determined adversely to Servicer would adversely affect the ability of Servicer to service the Mortgage Loans hereunder in accordance with the terms; and

(f)                                   No Consent Required.  No consent, approval, authorization or order of any Governmental Authority or body is required for the performance by Servicer of or compliance by Servicer with this Agreement, or if required, such approval has been obtained prior to the initial Effective Date.

(g)                                  Agency Approvals.  The Servicer is an approved servicer for, and in good standing with, each Agency and is a HUD and VA approved mortgagee pursuant to Section 203 of the National Housing Act, and shall maintain such approvals throughout the term of this Agreement.  No event has occurred, including but not limited to, a change in insurance coverage, that would make the Servicer unable to comply with eligibility requirements of each Agency, or that would require notification to any Agency and, to the best of the Servicer’s knowledge, there are no pending business issues with any Agency that would likely materially adversely affect the ability of the Servicer to service mortgage loans on behalf of such entities or to comply with Applicable Requirements. Servicer has not received any written notice from an Agency that it intends to terminate the Servicer’s status as an approved servicer.

(h)                                 MERS. The Servicer is a member of MERS in good standing. The Servicer shall maintain a MERS quality assurance plan to promote compliance with all MERS requirements and Applicable Requirements and provide the Servicing Rights Owner with a copy of such plan upon request.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF THE SERVICING RIGHTS OWNER

4.01                             Representations and Warranties

Servicing Rights Owner represents and warrants to Servicer that as of the initial Sale Date and each related Effective Date or as otherwise set forth herein:

(a)                                 Due Organization and Good Standing. Servicing Rights Owner (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) has all licenses necessary to carry on its business as now being conducted, except for such licenses, the absence of which individually or in the aggregate, would not have a material adverse effect on the ability of Servicing Rights Owner to conduct its business as it is presently conducted or the enforceability of any Mortgage Loan, (iii) is licensed, qualified and in good standing under the laws of each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by Servicing Rights Owner and (iv) is in compliance with the laws of any such state to the extent necessary to permit the servicing of the Mortgage Loans in accordance with the terms of this Agreement;

(b)                                 Power and Authority; Enforceability.  Servicing Rights Owner has the full power and authority to execute and deliver this Agreement, and to enter into and consummate all transactions contemplated by this Agreement. Servicing Rights Owner has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by Servicer, constitutes a legal, valid and binding obligation of Servicing Rights Owner, enforceable against it in accordance with its terms, subject to applicable bankruptcy and insolvency laws affecting the rights of creditors generally and to general principles of equity (regardless of whether enforcement of such remedies is considered in a proceeding in equity or law);

(c)                                  No Conflict.  The execution and delivery of this Agreement by Servicing Rights Owner, the consummation of any other of the transactions contemplated hereunder, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of Servicing Rights Owner and will not (i) result in a breach of any term or provision of the organizational documents of Servicing Rights Owner or (ii) conflict with, result in a breach, violate, or result in a default under or acceleration of, the terms of any material agreement, indenture or loan or credit agreement or other material instrument to which Servicing Rights Owner is a party or by which it may be bound, or (iii) constitute a violation of any Applicable Requirements including any statute, rule, regulation, order, judgment or decree applicable to Servicing Rights Owner of any Governmental Authority having jurisdiction over Servicing Rights Owner;

(d)                                 No Litigation Pending.  There is no action, suit, proceeding or investigation pending or, to the best of Servicing Rights Owner’s knowledge, threatened, against Servicing Rights Owner which, either in any one instance or in the aggregate, if determined adversely to Servicing Rights Owner would adversely affect the ability of Servicing Rights Owner to engage the Servicer to service the Mortgage Loans hereunder in accordance with the terms; and

(e)                                  No Consent Required.  Except for approvals required from the applicable Agency in connection with any Effective Date or Servicing Transfer Date, no consent, approval, authorization or order of any Governmental Authority is required for the performance by Servicing Rights Owner of or compliance by Servicing Rights Owner with this Agreement, or if required, such approval has been obtained prior to the initial Effective Date or Servicing Transfer Date.

4.02                             Representations and Warranties of Servicing Rights Owner Regarding Individual Mortgage Loans.

As to each Mortgage Loan other than any Initial Mortgage Loan, Servicing Rights Owner represents and warrants and covenants to Servicer as of the related Effective Date:

(a)                                 Mortgage Loans as Described.  The information set forth in the related Mortgage Loan Schedule and the information contained on the New Loan Data File delivered to the Servicer is true and correct in all material respects; and

(b)                                 Ownership.  The Servicing Rights Owner is the owner of the Servicing Rights associated with each Mortgage Loan.

ARTICLE V.

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

5.01                             Appointment of Servicer; Servicing Standards; Additional Documents; Consent of Servicing Rights Owner

(a)                                 Servicer hereby agrees to service the Mortgage Loans from and after the related Effective Date through the termination of this Agreement, as applicable, pursuant to the terms and provisions of this Agreement and Applicable Requirements; provided, however, in the event of an explicit conflict between the terms of this Agreement and the Investor Guidelines in respect of the Mortgage Loans, the terms and conditions of the Investor Guidelines shall govern and control to the extent of such conflict.

(b)                                 Servicer shall maintain all written regulations, policies and procedures necessary for compliance with Applicable Requirements, including, without limitation, policies and procedures to ensure compliance with unfair and deceptive acts and practices laws, including the proper crediting of payments and foreclosure proceedings.  Servicer shall update such regulations, policies and procedures as required and shall provide copies thereof to Servicing Rights Owner or of any update with respect to collection or loss mitigation procedures promptly following the implementation of a material change.

(c)                                  Upon the Servicing Rights Owner’s request, the Servicer shall reasonably cooperate with the Servicing Rights Owner and any backup servicer designated by the Servicing Rights Owner, including, but not limited to, working and coordinating with such backup servicer’s personnel to provide applicable mapping system fields, data checks, conversion routines and other assistance to enable such backup servicer to receive readable data from the Servicer on a periodic basis, which frequency shall be determined by the Servicing Rights Owner.  The Servicing Rights Owner shall reimburse the Servicer for its reasonable, actual and documented out-of-pocket or internally allocated, as applicable, costs and expenses incurred by the Servicer in connection with its cooperation with such backup servicer.

(d)                                 The Servicer shall maintain its current internal quality control program that reviews, on a regular basis, its compliance with and conformity to all Applicable Requirements (including all applicable regulations, rules, directives and published guidance of the CFPB, as such may be amended, modified or supplemented from time to time) to which the Servicer is subject.  The program shall include evaluating and monitoring the overall quality of the Servicer’s loan servicing and origination activities, including collection call programs, in accordance with Accepted Servicing Practices and this Agreement.

(e)                                  On a calendar quarterly basis (no later than twenty (20th) day following the end of each calendar quarter), the Servicer shall provide to the Servicing Rights Owner (i) a written summary (in form and substance mutually agreed upon the Servicing Rights Owner and Servicer) setting forth material findings of such quality control program relevant to the servicing of the Mortgage Loans relating to (x) the first two calendar months of calendar quarter immediately preceding the calendar quarter in which such summary is provided and (y) the last calendar month of the second calendar quarter immediately preceding the calendar quarter in which such summary is provided and (ii) a copy of its quality control program.  The quality control will include tests of business process controls and loan level sampling and diligence.

(f)                                   The Servicer shall track any issues that emerge from the quality control reviews of itself and its Vendors, Off-shore Vendors to ensure that the Servicing Rights Owner is promptly notified of any potential material issues on a calendar quarterly basis (no later than 30 days following the end of each calendar quarter) and that such potential material issues are timely addressed and remediated.  The Servicer shall provide the Servicing Rights Owner with notice of any material modifications to the quality control program as promptly as possible and in any event not later than on a calendar quarterly basis (no later than 30 days following the end of each calendar quarter) following the implementation of such modification, in which case the Servicing Rights Owner shall have the option to perform a due diligence review of the revised quality control program on reasonable notice to the Servicer.

(g)                                  Where applicable, the Servicer will comply with the National Housing Act, as amended, and with the Servicemembers Civil Relief Act of 2003, as amended, and with all rules and regulations issued under each of those statutes, and with requirements of Insurers, including requirements concerning the giving of notices and submitting of claims required to be given or submitted pursuant to Applicable Requirements.

(h)                                 The Servicing Rights Owner expressly assumes the full risk of ownership on all Servicing Advances (including, without limitation, arising out of denials by any Agency or Investor of reimbursement of any Servicing Advance where the Servicer has performed its obligations in accordance with Applicable Requirements and the standards set forth on Exhibit 15). The Servicer shall be liable for denials by any Agency or Investor of reimbursement of any Servicing Advance where such Servicing Advance is not reimbursed because the Servicer has failed to perform its obligations in accordance with Applicable Requirements and the standards set forth on Exhibit 15.

5.02                             Collection of Mortgage Loan Payments

Continuously from the applicable Effective Date with respect to a Mortgage Loan until (i) the principal and interest on such Mortgage Loan is paid in full or (ii) servicing of such Mortgage Loan is transferred to another servicer, Servicer will proceed diligently to collect all payments due under such Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with the Applicable Requirements.

5.03                             Additional Service Request

If fulfilling Servicing Rights Owner’s request would require Servicer to perform activities that are not customarily performed by Servicer under similar servicing arrangements and Servicer would incur out-of-pocket costs or internally allocated costs, Servicer shall promptly notify Servicing Rights Owner of the costs related thereto, with a statement of work identifying such work and costs related thereto.  Servicing Rights Owner, following receipt of notification from Servicer of such statement of work, shall either (x) instruct Servicer to proceed with fulfilling such request by execution of such statement of work and Servicing Rights Owner shall be responsible for reimbursing Servicer for the costs identified in such statement of work after the fulfillment of such request to Servicing Rights Owner’s reasonable satisfaction or (y) decline to make such request to Servicer.  Servicing Rights Owner shall pay such invoiced amount no later than thirty (30) days after Servicing Rights Owner’s receipt of the invoice from Servicer.

5.04                             Establishment of Collection Account; Deposits in Collection Account

Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Collection Accounts, each of which shall be an Eligible Account.  The creation or designation of any Collection Account shall be evidenced by a letter agreement in the form of Exhibit 3 attached hereto, which shall be furnished to Servicing Rights Owner upon Servicing Rights Owner’s request.  Servicer shall make such deposits to each Collection Account in accordance with the Applicable Requirements (and, in all cases, within two (2) Business Days of the Servicer’s receipt thereof); provided that payments in the nature of Ancillary Fees (other than Float Benefit) need not be deposited by Servicer in the Collection Account, all of which shall accrue to the Servicer and be retained by Servicer as additional compensation

Servicing Rights Owner shall be entitled to all Float Benefit from funds held in the Collection Account. To the extent that the Float Benefit constitutes economic credits in a calendar month, Servicer shall pay the same to Servicing Rights Owner no later than twelve (12) days following such calendar month.

5.05                             Permitted Withdrawals from the Collection Account

Servicer may, from time to time in accordance with the provisions hereof, withdraw amounts from the Collection Account for the following purposes (without duplication):

(1)                                 to make payments in the manner provided for in Section 6.01;

(2)                                 to remove any amounts deposited into the Collection Account in error;

(3)                                 to clear and terminate the Collection Account in the event a new Collection Account has been established, or upon the termination of this Agreement, with any funds contained therein to be distributed in accordance with the terms of this Agreement; and

(4)                                 except for disputed amounts, to reimburse itself for any amounts payable by the Servicing Rights Owner to the Servicer as to which the Servicing Rights Owner has failed to pay the Servicer when and as due in accordance with this Agreement; provided that the Servicer has given the Servicing Rights Owner at least ten (10) days’ notice of any such failure to pay.

Servicer shall keep and maintain a separate, detailed accounting, on a Mortgage Loan-by-Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account pursuant to this Section 5.05.

5.06                             Establishment of Escrow Accounts; Deposits in Escrow

Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, each of which shall be an Eligible Account.  The creation of any Escrow Account shall be evidenced by a letter agreement in the form shown on Exhibit 4 attached hereto, which shall be furnished to Servicing Rights Owner upon Servicing Rights Owner’s request.

Servicer shall make such deposits to each Escrow Account in accordance with the Applicable Requirements (and, in all cases, within two (2) Business Days of the Servicer’s receipt thereof).

Servicing Rights Owner shall be entitled to all Float Benefit from funds held in the Escrow Account.  To the extent that the Float Benefit constitutes economic credits in a calendar month, Servicer shall pay the same to Servicing Rights Owner no later than twelve (12) days following such calendar month.  To the extent that Servicer uses its own funds to fund any interest on escrowed funds required by Applicable Regulations to be paid to the Mortgagor, Servicing Rights Owner shall reimburse the Servicer or any interest on escrowed funds required by Applicable Regulations to be paid to the Mortgagor upon invoice therefor.

5.07                             Permitted Withdrawals From Escrow Accounts

Withdrawals from any Escrow Account may be made by Servicer in accordance with the applicable Investor Guidelines.  If Servicer collects any late payments or collections from the Mortgagor which had previously been reimbursed to Servicer by Servicing Rights Owner or from the Collection Account, Servicer shall credit such amount against Servicing Rights Owner’s monthly Servicing Advance reimbursement obligation.

5.08                             Payment of Taxes, Insurance and Other Charges

With respect to each Mortgage Loan, Servicer shall maintain accurate records reflecting the status of taxes, assessments, and other charges which are or may become a lien upon the

Mortgaged Property and the status of fire and hazard insurance coverage and shall make payment thereof, if and as required, in accordance with the Applicable Requirements, such payments (if not from escrowed Mortgagor funds) constituting Servicing Advances hereunder.

5.09                             Transfer of Accounts

The Escrow Account and Collection Account shall be maintained at a financial institution designated by Servicing Rights Owner that reasonably satisfies the Servicer’s operational guidelines; provided that, to the extent the Servicing Rights Owner directs the Servicer to change such accounts to a different depository institution from time to time that meets the Eligible Account requirements more than one (1) time in any calendar year, the Servicing Rights Owner shall pay any reasonable, actual and documented out-of-pocket or internally allocated, as applicable, costs of for such additional change in depository institution.

Servicer may transfer, upon the prior written consent of Servicing Rights Owner, the Collection Account or any Escrow Account to a different depository institution from time to time that meets the Eligible Account requirements.

5.10                             Maintenance of Hazard Insurance

Servicer shall cause to be maintained for each Mortgage Loan and REO Property fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount consistent with Applicable Requirements.

Any amounts collected by Servicer under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with Accepted Servicing Practices, shall be deposited in the Collection Account within two (2) Business Days after receipt and identification thereof (which identification shall occur, in no event, later than five (5) Business Days following receipt).

Any amounts advanced by Servicer pursuant to this Section 5.10 shall be deemed Servicing Advances.

5.11                             Buydown Mortgage Loans

With respect to each Buydown Mortgage Loan, Servicing Rights Owner shall have responsibility or obligation to deposit into the Escrow Account any required Buydown Funds. With respect to each Buydown Mortgage Loan, Servicer will distribute to the Mortgage Loan Investor on each Remittance Date an amount of Buydown Funds required under the terms of the Mortgage Loan.

5.12                             Fidelity Bond; Errors and Omissions Insurance

The Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy and a mortgage impairment policy, with broad coverage with financially responsible companies that meet the current requirements of each Mortgage Loan Investor on all officers, employees or other Persons acting in any capacity with regard to the

Mortgage Loans to handle funds, money, documents and papers relating to the Mortgage Loans. The fidelity bond and errors and omissions insurance shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Persons. Such fidelity bond and errors and omissions insurance policy shall also protect and insure the Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and Applicable Requirements and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby.

5.13                             Realization Upon Defaulted Serviced Mortgage Loans and REO Properties

In the event that any payment due under any Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, consistent with Section 5.01 hereof, Servicer shall take such action as shall be required in accordance with the Applicable Requirements. If the Applicable Requirements require the consent or approval of any Person, (other than the Servicing Rights Owner) Servicer, on behalf of Servicing Rights Owner, shall take such action, if any, to obtain any such consent or approval.

5.14                             Management of REO Properties

If title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure (each, an “REO Property”), the deed or certificate of sale shall be taken in the name required by applicable Investor Guidelines; provided that, unless required in accordance with Investor Guidelines (it being understood that the Servicer shall provide notice to the Servicing Rights Owner within five (5) Business Days of a change in the Investor Guidelines that require the title to be conveyed in the name of the Servicing Rights Owner to Group_NRM_OPS@fortress.com or such other email address as is updated from time to time by the Servicing Rights Owner), in no event shall the Servicer have title to the Mortgaged Property conveyed in the name of the Servicing Rights Owner without the Servicing Rights Owner’s prior written consent. To the extent that amounts on deposit in the Collection Account are insufficient for funding the management of REO Properties, Servicer shall, subject to Section 5.13, advance the amount of funds required to cover the shortfall with respect thereto and shall be entitled to reimbursement of such Servicing Advance in accordance with Section 6.03.

Prior to transferring any REO Property to the Mortgage Loan Investor, the Servicer shall comply with all Applicable Requirements related to the maintenance of such property. The Servicer shall maintain on each REO Property monthly fire and hazard insurance with extended coverage in an amount that is at least equal to the maximum insurable value of the improvements that are a part of such property and, to the extent required and available under the national flood insurance program, flood insurance, all in the amounts and with such coverage as required under Applicable Requirements.

Solely with respect to any REO Property which was converted from a Private Label Mortgage Loan, the Servicing Rights Owner may direct the Servicer to utilize an REO manager identified by the Servicing Rights Owner; provided that, to the extent such REO manager identified by the Servicing Rights Owner is not currently a Vendor of the Servicer, the Servicer shall engage such REO manager utilizing its vender management system and will promptly notify the Servicing Rights Owner upon the Servicer’s approval or rejection of such REO manager.

5.15                             HELOC Loan Advances

To the extent that Servicer funds any HELOC Loan Advance, Servicer shall use its commercially reasonable efforts to obtain reimbursement in accordance with the applicable Servicing Agreement and, if any such HELOC Loan Advance is not reimbursed from the related HELOC Loan investor, the Servicer shall provide notice thereof and the Servicer shall bill the Servicing Rights Owner for such funding as a Servicing Advance under this Agreement on a monthly basis. At any time, to the extent permitted under Applicable Requirements, the Servicer shall freeze future draws under such HELOC Loan and, if such freezing is not permitted, the Servicer shall fund future HELOC Loan Advances on such HELOC Loan and be reimbursed for the same as Servicing Advances under this Agreement in each case to the extent the Servicer is unable to obtain reimbursement from the related HELOC Loan investor.

5.16                             Engagement of Contractors

(a)                                 Exhibit 13 will set forth the following lists (in a format reasonably acceptable to the Servicing Rights Owner): (i) Vendors (excluding Off-shore Vendors) that the Servicer engages on a platform-wide basis to which the Servicer has assigned a tier 1 or tier 2 risk tier rating, a summary of activities for each such Vendor and the applicable risk tier the Servicer has assigned such Vendor, (ii) Off-shore Vendors that the Servicer engages on a platform-wide basis to which the Servicer has assigned a tier 1 or tier 2 risk tier rating, a summary of activities for each such Vendor and the applicable risk tier the Servicer has assigned such Off-shore Vendor, (iii) Default Firms engaged by the Servicer for foreclosures only which the Servicer has assigned a tier 1 or tier 2 risk tier rating and identifying the applicable risk tier the Servicer has assigned such Default Firm and (iv) Default Firms engaged by the Servicer for litigation only (excluding foreclosures) (collectively, the “Vendor List”).

(b)                                 From time to time, the Servicer may engage Vendors to provide services to the Servicer that are related to the Mortgage Loans.  On a calendar quarterly basis (no later than 30 days following the end of each calendar quarter), the Servicer shall notify the Servicing Rights Owner of any new Vendors and/or Default Firms engaged to provide services with respect to the Mortgage Loans.  In the event any such additional Vendor and/or Default Firm used by Servicer or any Off-shore Vendor is identified by the Servicing Rights Owner as having been materially deficient relating to the services provided that relate to the Mortgage Loans in the reasonable judgment of the Servicing Rights Owner, the Servicing Rights Owner shall notify the Servicer with its concerns of such Vendor and/or Default Firm.  The Servicer shall promptly respond to the Servicing Rights Owner and the parties hereto shall cooperate in good faith to resolve the Servicing Rights Owner’s concerns and/or findings relating to such Vendor and/or Default Firm, including but not limited to determining if such material deficiencies can be corrected or to replace such Vendor or Default Firm, as applicable, with another Vendor or Default Firm, as applicable, mutually acceptable to the parties and in accordance with Applicable Requirements.  In addition, the Servicer shall promptly notify the Servicing Rights Owner of any material deficiencies with respect to any Vendor and/or Default Firm used by the Servicer with respect to any Mortgage Loan.  The Servicer shall promptly notify the Servicing Rights Owner of any material deficiencies with respect to any Vendor and/or Default Firm used by the Servicer with respect to any Mortgage Loan.

(c)                                  The Servicer shall oversee all Vendors, Off-shore Vendors and Default Firms on the Vendor List in accordance with the Vendor Oversight Guidance and its third-party management policy, and require that all Vendors’, Off-shore Vendors’ and Default Firms’ on the Vendor List policies and procedures relating to services provided with respect to this Agreement comply with all Applicable Requirements, the Vendor Oversight Guidance and the servicing standards consistent with this Agreement.  Solely as it relates to violation by a Vendor that adversely affects the Mortgage Loans or any Mortgagor which the Servicer knows or should have reasonably known, the Servicer shall provide to the Servicing Rights Owner, within twenty-one (21) Business Days therefrom, (i) notice of any violations  by any Vendor, Off-shore Vendor and/or Default Firm under the Vendor Oversight Guidance, the servicer’s third-party management policy and/or Applicable Requirements and (ii) a summary and action-plan by the Servicer detailing how such violation(s) will be remediated.  The Servicer shall provide the Servicing Rights Owner with a searchable electronic copy of the Servicer’s then current third-party management policy on a calendar quarterly basis (no later than 30 days following the end of each calendar quarter) via electronic mail, the Servicer’s website and/or a DVD or other portable storage device, provided, however, that the Servicer shall provide the Servicing Rights Owner with notice of any material modifications to the third-party management policy as promptly as possible and in any event not later than on a calendar quarterly basis (no later than 30 days following the end of each calendar quarter) following the implementation of such modification, in which case the Servicing Rights Owner shall have the option to perform a due diligence review of the revised third-party management policy on reasonable notice to the Servicer.

(d)                                 Any Vendor, Off-shore Vendor and/or Default Firms engaged by Servicer shall be engaged on commercially reasonable, arm’s length basis and compensation consistent with Applicable Requirements.

(e)                                  All Default Firms to be used in connection with the servicing and administration of the Mortgage Loans and REO Properties shall be engaged in accordance with Applicable Requirements.

(f)                                   The Servicer shall conduct periodic reviews of the Vendors, Off-shore Vendors and Default Firms on the Vendor List that are involved in performing servicing activities related to this Agreement in accordance with the Vendor Oversight Guidance and the Servicer’s policies and procedures to confirm compliance with respect to the terms of this Agreement and Applicable Requirements.  The Servicer shall maintain a risk management program that establishes appropriate controls in place to monitor the Servicer’s Vendors, Off-shore Vendors and Default Firms.  This program will include evaluating Default Firms used by the Servicer for compliance with Applicable Requirements, including all compensation arrangements with such Default Firms are consistent with this Agreement and Applicable Requirements, and as part of the Servicer’s quality control program, verification of sample documents filed or otherwise utilized by such firms in any foreclosure or bankruptcy proceeding or other foreclosure-related litigation.  During such periodic reviews, the Servicer shall confirm that the Vendors, Off-shore Vendors and Default Firms providing services with respect to this Agreement are not subject to litigation or other enforcement actions that could have a material effect on such Vendor’s, Off-shore Vendor’s and/or Default Firm’s financial viability or reputation.  On a calendar quarterly basis (no later than 30 days following the end of each calendar quarter), the Servicer shall provide to the Servicing Rights Owner the results of the periodic reviews completed on any Vendors, Off-shore Vendors and Default Firms on the Vendor List during such calendar quarter, which shall include performance scorecards (where applicable), risk rating and risk-tier assignment system.  The Servicer shall provide the Servicing Rights Owner with notice of any material modifications to the Servicer’s scorecarding, risk-rating, or risk-tiering methodology as promptly as possible and in any event not later than on a calendar quarterly basis (no later than 30 days following the end of each calendar quarter) following the implementation of such modification, in which case the Servicing Rights Owner shall have the option to perform a due diligence review of the revised Servicer’s scorecarding, risk-rating, or risk-tiering methodology on reasonable notice to the Servicer.

(g)                                  The Servicer shall oversee all Vendors, Off-shore Vendors and Default Firms on the Vendor List in accordance with the Vendor Oversight Guidance and its third-party management policy.  If reasonably necessary for the Servicing Rights Owner to comply with the requirements of any Governmental Authority that exercises authority over the Servicing Rights Owner, the Servicer shall, unless explicitly prohibited under Applicable Requirements or under the applicable Vendor, Off-shore Vendor or Default Firm contract, at the request of the Servicing Rights Owner, provide Servicing Rights Owner with copies of any contracts, by or with any Vendors, Off-shore Vendors and/or Default Firms on the Vendor List and any reports, evaluations, reviews or assessments with respect to such contractors.

(h)                                 In accordance with the terms and conditions of Servicer’s agreement with the applicable Vendor, Off-shore Vendor and/or Default Firm, Servicer shall satisfy in a timely manner its financial obligations to the Vendors, Off-shore Vendors and Default Firms providing services with respect to this Agreement to the extent such financial obligation is required to be made under such agreement.  Servicer shall maintain appropriate controls to ensure that (i) compensation paid to the Vendors, Off-shore Vendors and Default Firms on the Vendor List providing foreclosure services with respect to the Mortgage Loans is based on a method that is consistent with Applicable Requirements and considers the accuracy, completeness and legal compliance of foreclosure filings and (ii) that such services are provided only as frequently as reasonably necessary in light of the circumstances, and, in the case of both (i) and (ii) above, is not based solely on increased foreclosure volume or meeting processing timelines

5.17                             Other Services

(a)                                 The Servicer shall identify a Servicing Officer with respect to the Mortgage Loans, who shall serve as the principal point of contact for the Servicing Rights Owner for purposes of answering questions with respect to the Subservicing pursuant to this Agreement.  The Servicer will provide prompt notice to the Servicing Rights Owner if a change occurs with the Servicing Officer.

(b)                                 The Servicer shall provide notice to the Servicing Rights Owner no later than two (2) Business Days after receipt by the office of Servicer’s general counsel of notice from any Agency, Insurer or Governmental Authority of an inquiry relating to an alleged violation of Applicable Requirements with respect to any Mortgage Loans that could reasonably result in a sanction, fee or other liability to the Servicing Rights Owner or otherwise materially adversely affect the Servicing Rights Owner or the Servicer’s ability to perform its obligations under this Agreement, including, but not limited to, any allegations of discrimination by the Servicer and any civil investigative demand or request for information, unless disclosing such inquiry to the Servicing Rights Owner is expressly prohibited by such entity or by Applicable Requirements and (ii) promptly provide a copy (redacted as necessary to the extent providing unredacted copies is expressly prohibited by such entity or by Applicable Requirements) of any such allegation, demand or inquiry to the Servicing Rights Owner, unless providing such redacted copy is expressly prohibited by such entity or by Applicable Requirements, in which case Servicer shall provide to Servicing Rights Owner a detailed summary of such materials in writing or verbally, in each case unless such disclosure is expressly prohibited by such entity or by Applicable Requirements.  The Servicer shall cooperate with the Servicing Rights Owner to respond promptly and completely to any such allegations or inquiries and similarly to any such allegations or inquiries received by the Servicing Rights Owner.

(c)                                  The Servicer shall provide notice to the Servicing Rights Owner no later than five (5) Business Days after receipt by the office of the Servicer’s general counsel of notice or knowledge that an investigation of the Servicer’s servicing practices by any Governmental Authority relating to an alleged violation of Applicable Requirements with respect to any Mortgage Loans has determined that material deficiencies in servicing performance or violation of Applicable Requirements has occurred, unless expressly prohibited by the related Governmental Authority or by Applicable Requirements.  The Servicer shall, upon request of the Servicing Rights Owner, confer with the Servicing Rights Owner to advise the Servicing Rights Owner of the status of any such investigation.

(d)                                 The Servicer shall provide notice to the Servicing Rights Owner no later than five (5) Business Days after receipt by the office of the Servicer’s general counsel of notice or knowledge if (i) the Servicer reasonably believes that a Governmental Authority is reasonably likely to suspend, revoke or limit any license or approval necessary for the Servicer to service the Mortgage Loans in accordance with the terms of this Agreement or (ii) a special investigation or non-routine exam of the Servicer commenced by a Governmental Authority is reasonably likely to materially and adversely affect the Mortgage Loans, in each case, unless expressly prohibited by the related Governmental Authority or by Applicable Requirements.  The Servicer shall, upon request of the Servicing Rights Owner, confer with the Servicing Rights Owner to advise the Servicing Rights Owner of the status of any such potential action or investigation.

(e)                                  Within five (5) Business Days after receipt by the office of the Servicer’s general counsel of the final reports or findings with respect to any investigation referenced in clauses (c) or (d) above, the Servicer shall deliver to the Servicing Rights Owner a copy of any such reports and/or findings relating to any material deficiencies in servicing performance or violations of Applicable Requirements (redacted as necessary to the extent providing unredacted copies is expressly prohibited by such entity or by Applicable Requirements, unless providing such redacted copy is expressly prohibited by such entity or by Applicable Requirements, in which case Servicer shall provide to Servicing Rights Owner a detailed summary of such materials in writing or verbally, in each case unless such disclosure is expressly prohibited by such entity or by Applicable Requirements).  Within five (5) Business Days of the Servicer’s general counsel’s receipt, Servicer shall provide the Servicing Rights Owner a copy of any consent decree terms and/or any proposed consent decree terms in connection with any investigation or settlement negotiations of the Servicer’s servicing practices by any Governmental Authority (redacted as necessary to the extent providing unredacted copies is expressly prohibited by such Governmental Authority or by Applicable Requirements, unless providing such redacted copy is expressly prohibited by such entity or by Applicable Requirements, in which case Servicer shall provide to Servicing Rights Owner a detailed summary of such materials in writing or verbally, in each case unless such disclosure is expressly prohibited by such Governmental Authority or by Applicable Requirements).

(f)                                   Reserved.

(g)                                  The Servicer shall maintain a log of all “qualified written requests” (as such term is used in the Real Estate Settlement Procedures Act) relating to the Mortgage Loans, records of all “level 1” and “level 2” escalated telephone complaints related to the Mortgage Loans and a log of all “level 3” escalated telephone complaints related to the Mortgage Loans. The Servicer shall provide copies of such records and logs and copies of any correspondence or documentation relating to any items included in such logs no later than 30 days following the end of each calendar quarter, or reasonably promptly upon reasonable request the Servicing Rights Owner.

(h)                                 The Servicer shall maintain a MERS quality assurance plan to promote compliance with all MERS requirements and Applicable Requirements and provide the Servicing Rights Owner with a copy of such plan upon request.  The Servicer shall provide the Servicing Rights Owner with prompt notice of any material modification to its MERS quality assurance plan made after the date hereof and agrees to cooperate in good faith in addressing any questions or concerns of the Servicing Rights Owner regarding such modification.  The Servicer shall cooperate with any audit by the Servicing Rights Owner with respect to any Mortgage Loan registered with MERS and compliance with the MERS requirements, including providing access to any relevant documentation or information in connection therewith.

5.18                             Service Level Agreements.

(a)                                 The Servicer shall comply with the Service Level Agreements (“SLAs”) as set forth from time to time on Exhibit 11, or as modified pursuant to this Section 5.18; provided, however, that the Servicer will not be responsible for delays, errors or omissions caused by the Servicing Rights Owner or any verifiable factors outside of the Servicer’s control.

(b)                                 The Servicer shall report the Servicer’s actual results with respect to the SLAs in the form of report and timeline(s) described in Exhibit 12.  The Servicing Rights Owner and the Servicer shall cooperate in good faith to resolve any questions or issues regarding the SLAs and the Servicer’s performance with respect to such SLAs.

(c)                                  At either party’s request, the Servicing Rights Owner and the Servicer shall review the SLAs and any proposed modifications to the SLAs (including the related tools and methodologies for measuring or calculating compliance with such SLAs). Such modifications shall become effective when acknowledged in writing and signed by both parties.

(d)                                 The remedy for failure to satisfy any SLAs shall be as set forth in the SLAs; provided that, for the avoidance of doubt, where the failure to satisfy any SLAs is otherwise a breach of this Agreement, nothing herein shall restrict or limit any rights or remedies available to the Servicing Rights Owners under this Agreement or Applicable Requirements.

5.19                             Power of Attorney.

Upon request of Servicer, the Servicing Rights Owner shall execute a mutually agreed upon number of limited powers of attorney substantially in the form set forth in Exhibit 9 hereto and provide such original executed limited powers of attorney to the Servicer for use in connection with the servicing activities contemplated in this Agreement.  The Servicing Rights Owner agrees to provide additional original executed limited powers of attorney as may be requested by the Servicer from time to time.

5.20                             Repurchase Facilitation.

The Servicer shall promptly notify the Servicing Rights Owner if it becomes aware of any repurchase claim by the applicable Agency with respect to any Mortgage Loan and shall cooperate with any reasonable requests of the Servicing Rights Owner for information with respect to such Mortgage Loan and in connection with coordinating the repurchase claim (including, but not limited to, providing copies of related collection system comments) and delivery of the applicable Mortgage Loan file and related documents to the Servicing Rights Owner or its designee with respect to such repurchase transaction.  Once the rebuttal process has been completed and the related Agency requires repurchase of the related Mortgage Loan, unless Servicer is required to repurchase such Mortgage Loan pursuant to this Section 5.20 or under the Purchase Agreement, the Servicing Rights Owner shall repurchase the related Mortgage Loan or deliver to the Servicer the applicable repurchase price amount in order to be drafted by or remitted to the applicable Agency.  Upon such repurchase, unless otherwise mutually agreed upon, the Servicing Rights Owner or its designee shall take immediate title to the applicable Mortgage Loan.

In the event any repurchase claim by the applicable Agency with respect to any Mortgage Loan arises out of or relates to a breach of the representations, warranties or covenants of Servicer under this Agreement, Servicer shall (i) repurchase such Mortgage Loan from the applicable Agency and (ii) repurchase the related Servicing Rights from Purchaser in an amount equal to Servicing Rights Reimbursement Price (as defined in the Purchase Agreement).  In connection therewith, Servicer and Servicing Rights Owner shall work together to facilitate such repurchase by the Servicer in accordance with Applicable Requirements.

5.21                             FHA/VA Loan Servicing Provisions.

Notwithstanding anything set forth to the contrary in this Agreement, the Servicer shall service VA Loans in strict compliance with the VA Regulations and the Servicer shall diligently seek to mitigate losses by utilizing applicable remedies in accordance with the VA Regulations.

Notwithstanding anything set forth to the contrary in this Agreement, the Servicer shall service FHA Loans in strict compliance with the following provisions:

(i)                                     Servicer shall service the Mortgage Loans in accordance with the provisions provided in this Agreement including, in the case of FHA Loans, taking all actions by a mortgagee in accordance with FHA Regulations.  The Servicer shall not (unless the Mortgagor is in default or such default is, in the judgment of the Servicer, reasonably foreseeable) permit any modification that would in the case of FHA Loans, affect the FHA Insurance Contract with respect to such Mortgage Loan.

(ii)                                  In servicing and administering the FHA Loans, the Servicer shall comply strictly with the National Housing Act and the FHA Regulations, and administrative guidelines issued thereunder or pursuant thereto (insofar as the same apply to any Mortgage Loan) and, to the extent permitted hereunder, promptly discharge all of the obligations of the mortgagee thereunder.

(iii)                               In the event that any payment due under any FHA Loan serviced by the Servicer pursuant to this Agreement becomes Delinquent, the Servicer shall take all such actions as are in the best interests of the applicable Investor and permitted under any applicable FHA loss mitigation proceedings.

ARTICLE VI.

REPORTS; REMITTANCES; ADVANCES

6.01                             Remittances to Mortgage Loan Investor and Servicing Rights Owner

(a)                                 On each Remittance Date, Servicer shall remit to the related Mortgage Loan Investor amounts in the Collection Account(s) to the extent required in accordance with the applicable Investor Guidelines.

(b)                                 On each SRO Distribution Date, Servicer shall remit to the Servicing Rights Owner’s Account all Servicing Rights Owner Economics (to the extent greater than zero and net of lender paid mortgage insurance) with respect to the Mortgage Loans.

(c)                                  The Servicer shall provide the Servicing Rights Owner with sufficient information in an electronic format to confirm and reconcile the calculation of the Servicing Rights Owner Economics each month, including any Servicer Economics (on a loan-by-loan basis) and reflecting all applicable fees payable to Servicing Rights Owner and to Servicer.

(d)                                 All Float Benefit shall be payable to the Servicing Rights Owner, which amounts shall be included in the calculation of the Servicing Rights Owner Economics in accordance with this Section 6.01.  The Servicing Rights Owner shall be responsible for all fees and charges associated with maintaining any Collection Account or Escrow Account.

6.02                             Reporting; Delinquency Control

(a)                                 Servicer shall deliver such reports to the Mortgage Loan Investor as are required in accordance with the applicable Investor Guidelines and deliver a copy of such reports to Servicing Rights Owner.

(b)                                 The Servicer shall provide the Servicing Rights Owner, in an electronic format, a monthly report containing data elements to be mutually agreed upon by the parties detailing all the Servicing Rights Owner Economics and the Servicer Economics.  Pursuant to Section 6.01, the Servicer shall provide the Servicing Rights Owner with sufficient information to reflect the calculation of the Servicing Rights Owner Economics and the Servicer Economics, together with such other standard reports as mutually agreed upon (to be attached hereto on Exhibit 8) and identified on Exhibit 12 hereto.  The Servicer shall also provide the Servicing Rights Owner, in an electronic format, the periodic reports set forth on Exhibit 12 hereto.

(c)                                  In addition, the Servicer shall cooperate in good faith with the Servicing Rights Owner to provide any periodic, special or other reports, information or documentation as may be reasonably requested from time to time and the reasonable, actual and documented out-of-pocket or internally allocated, as applicable, expenses incurred by the Servicer shall be reimbursed by the Servicing Rights Owner only to the extent the applicable information for such reports is not readily available without the Servicer incurring material costs and expenses and as otherwise agreed from time to time.

(d)                                 No later than (i) forty-five (45) calendar days after the end of each of the first three quarterly fiscal periods of each fiscal year of Servicer after the initial Sale Date and (ii) ninety (90) calendar days after the end of each fiscal year of Servicer after the initial Sale Date, in each case, the Servicer shall deliver to Servicing Rights Owner, a certificate in the form of Exhibit 6 (the “Quarterly Financial Covenants Report”), signed by the chief financial officer of the Servicer certifying as to whether the financial covenants set forth on Exhibit 6 attached hereto (the “Quarterly Financial Covenants”) have been met, together with reasonable supporting documentation and backup which would permit the Servicing Rights Owner to verify, validate and corroborate the certifications made in the Quarterly Financial Covenants Report.

(e)                                  The Servicer shall cause a certified public accountant selected and employed by it to provide the Servicing Rights Owner not later than ninety (90) days after the close of Servicer’s fiscal year, with a certified statement of the Servicer’s financial condition as of the close of its fiscal year.  The  Servicer shall deliver a Report on Assessment of Compliance with Applicable Servicing Criteria relating to compliance with the relevant servicing criteria under Item 1122 of Regulation AB promulgated by the Securities and Exchange Commission (or compliance with the Uniform Single Attestation Program for Mortgage Bankers) by an independent public accounting firm which is a member of the Public Company Accounting Oversight Board at such time that such statements, certifications and other reports are delivered to the Agencies or other Mortgage Loan Investors.

(f)                                   As promptly as possible and in no event later than two (2) Business Days following receipt thereof, the Servicer shall notify the Servicing Rights Owner of (i) any notice by an Agency regarding the termination or potential termination of the Servicer as an eligible servicer for such Agency, (ii) any notices of material noncompliance received from any Agency that is not resolved within the cure period provided by the Agency, if applicable, and (iii) any downgrade of the Servicer’s servicer ratings with any rating agency.  In the event any items of material noncompliance with Applicable Requirements are discovered, or are specifically noted in connection with any audit or examination of the Servicer’s servicing of any of the Mortgage Loans, the Servicer shall promptly address and resolve such items and report the status, findings and resolution of such items in a timely manner to the Servicing Rights Owner and as otherwise required by the applicable Agencies.

(g)                                  The Servicer shall as promptly as possible and in no event later than two (2) Business Days following receipt thereof, forward to the Servicing Rights Owner any and all communications received from Mortgage Loan Investors regarding the Servicing Rights or affecting the servicing of the Mortgage Loans.  It is understood and agreed that compliance with this clause (g) shall be satisfied to the extent that the Servicing Rights Owner directly receives (including via electronic mail) any such correspondence from Mortgage Loan Investors.  In addition, the Servicer shall provide the litigation report contemplated by Exhibit 12, on a monthly basis, which shall include any litigation, including mortgagor litigation, contested foreclosure actions, mortgagor bankruptcy proceedings, arising with respect to any of the Mortgage Loans; provided, however, the Servicer shall, as promptly as possible and in no event later than two (2) Business Days following receipt by the office of the Servicer’s general counsel, provide Servicing Rights Owner with notice of any litigation that could reasonably result in a material adverse effect on the Servicing Rights Owner or the Servicing Rights or the Servicer’s ability to perform its obligations under this Agreement.  At the Servicing Rights Owner’s reasonable request, the Servicer shall cooperate in good faith in discussing such litigation or any litigation described in the litigation reports.

(h)                                 The Servicer shall provide the Servicing Rights Owner, in an electronic format, with a month end collection and delinquency report containing data elements to be mutually agreed upon by the parties (or required by Applicable Requirements) identifying and describing on a loan-level basis the status of any Delinquent Mortgage Loans, and any Loss Mitigation efforts, including, but not limited to, loan modifications and forbearances.  Loan-level monthly reports shall be properly coded by the Servicer to identify Mortgage Loans affected by Loss Mitigation efforts or other changes in payment terms and such reports shall reflect such pending payment terms.

(i)                                     In addition, the Servicer shall provide to the Servicing Rights Owner, in an electronic format, with reports each Business Day containing data elements set forth on Exhibit 10 and such other additional data elements as mutually agreed upon, by and between Servicing Rights Owner and Servicer, from time to time.

(j)                                    The Servicer agrees that the information furnished to the Servicing Rights Owner or any Mortgage Loan Investor by the Servicer regarding its financial condition or its servicing operations is true and correct in all material respects as of each date such information is provided to the Servicing Rights Owner.

6.03                             Servicing Advances; Reimbursement of Servicing Advances.

(a)                                 The Servicer shall, from time to time during the term of this Agreement, and for ease of administration, make Servicing Advances when in its good faith judgment it is necessary or advisable to do so under applicable Investor Guidelines, and the Servicer shall not have any obligation to notify the Servicing Rights Owner before making any Servicing Advance.

(b)                                 The Servicer shall seek the Servicing Rights Owner’s prior written consent with respect to any Servicing Advances which exceeds such thresholds set forth in Exhibit 2 to the extent that the Servicer deems such Servicing Advance necessary, in the best interest of the Servicing Rights Owner or Mortgage Loan Investor and not expected to be recoverable but are not required by Applicable Requirements.  In addition, the Servicer and the Servicing Rights Owner shall have conference calls on a monthly basis, at a regular time and date to be agreed upon by the parties, to discuss any Servicing Advances that Servicer deems necessary and that are in the best interest of the Servicing Rights Owner or Mortgage Loan Investor but are not required under Applicable Requirements and not otherwise recoverable.

(c)                                  The Servicer shall reasonably cooperate with the Servicing Rights Owner, Servicing Rights Owner’s lender(s) and any rating agency in connection with the Servicing Rights Owner’s financing of any Servicing Advances.

(d)                                 The Servicer shall be entitled to be reimbursed for all Servicing Advances made by the Servicer pursuant to this Agreement on a monthly basis as further described in this Section 6.03.  No later than the fifth (5th) Business Day of each month, or as mutually agreed by the Servicing Rights Owner and Servicer, the Servicer shall provide the Servicing Rights Owner and Servicing Rights Owner’s lender(s) (as identified to the Servicer by the Servicing Rights Owner) with reasonable and customary documentation in accordance with Applicable Requirements (and any other information reasonably requested by the Servicing Rights Owner or Servicing Rights Owner’s lender(s)) evidencing Servicing Advances made by the Servicer in the previous month.  Within two (2) Business Days of Servicing Rights Owner and Servicing Rights Owner’s lender’s receipt of such notice, the Servicing Rights Owner shall remit (or cause to be remitted) the amount set forth in the written notice provided by the Servicer (or such lesser amount as reasonably determined by the Servicer) via wire transfer to the Servicer.  To the extent that Servicer recovers any amounts on account of reimbursed Servicing Advances, such amounts shall be netted against the next invoice sent by Servicer to the Servicing Rights Owner.

(e)                                  Notwithstanding any provision in this Agreement to the contrary, the Servicer shall reimburse the Servicing Rights Owner for any Servicing Advances and/or P&I Advances made by the Servicer and reimbursed by the Servicing Rights Owner in the event the applicable Agency declines to reimburse such advance as a result of the failure of the Servicer to service the related Mortgage Loan in accordance with Applicable Requirements or the Servicer’s failure to properly maintain appropriate documentations of such advances and/or properly submit reimbursements requests in accordance with the Investor Guidelines.

(f)                                   The Servicer shall provide report described and during the timeframe set forth in Exhibit 12 relating to Servicing Advances which are not eligible for reimbursement under Investor Guidelines or the Agency declines to reimburse such Servicing Advances and documenting the reason that such Servicing Advances are not recoverable.  In addition, from time to time and upon the reasonable request of the Servicing Rights Owner, the Servicer shall provide, to the Servicing Rights Owner and Servicing Rights Owner’s lender(s) such documentation, data and/or reports in the Servicer’s possession or control by the Servicing Rights Owner and/or Servicing Rights Owner’s lender(s) to enable Servicing Rights Owner to finance the Servicing Advances and/or P&I Advances.

(g)                                  The Servicer shall provide the Servicing Rights Owner with its “stop advance” policy and “clawback” policy.  With respect to any Private Label Mortgage Loan, the Servicer shall modify its “stop advance” policy and/or “clawback” policy to the extent requested by the Servicer Rights Owner and, subject to compliance with Applicable Requirements, shall implement such change with respect to the Private Label Mortgage Loans as soon as reasonably practicable.

6.04                             P&I Advances; Compensating Interest

(a)                                 The Servicer shall make all required P&I Advances to each Mortgage Loan Investor using funds available for remittance to the applicable Mortgage Loan Investor to the extent permitted under applicable Investor Guidelines.  The Servicer shall reasonably cooperate with the Servicing Rights Owner, Servicing Rights Owner’s lender(s) and any rating agency in connection with the Servicing Rights Owner’s financing of any P&I Advances, Compensating Interest and, with respect to Private Label Mortgage Loans, deferred servicing fees.

(b)                                 Payment Mechanics.

(i)                                     No later than three (3) Business Days before each applicable Remittance Date related to the Mortgage Loans, Servicer shall furnish Servicing Rights Owner and Servicing Rights Owner’s lender(s) (as identified to the Servicer by the Servicing Rights Owner) with a written statement no later than 10:00 a.m. (New York City time) estimating the aggregate amount of P&I Advances, guaranty (or other similar) fees and lender paid mortgage insurance to be remitted to the applicable Mortgage Loan Investor(s) on such Remittance Date.  No later than one (1) Business Day before each applicable Remittance Date related to the Mortgage Loans, Servicer shall furnish Servicing Rights Owner and Servicing Rights Owner’s lender(s) (as identified to the Servicer by the Servicing Rights Owner) with a written statement (the “P&I Advance Statement”) no later than 10:00 a.m. (New York City time), updating and revising such estimate, of the aggregate amount of P&I Advances, guaranty (or other similar) fees and lender paid mortgage insurance to be remitted to the applicable Mortgage Loan Investor(s) on such Remittance Date.  Each such statement shall include such reasonable pool level detail to enable Servicing Rights Owner and Servicing Rights Owner’s lender(s) to verify such P&I Advances, guaranty (or other similar) fees and lender paid mortgage insurance and Compensating Interest, as applicable, and any other information reasonably requested by the Servicing Rights Owner or Servicing Rights Owner’s lender(s).  With respect to each P&I Advance Statement, Servicing Rights Owner shall deposit available funds in the amount indicated on such statement into the applicable account directed by Servicer no later than one Business Day prior to the applicable Remittance Date.

(ii)                                  No later than five (5) Business Days before the applicable date in which Compensating Interest and/or securitized excess interest is required to be remitted to the applicable Mortgage Loan Investor, Servicer shall furnish Servicing Rights Owner and Servicing Rights Owner’s lender(s) (as identified to the Servicer by the Servicing Rights Owner) with a written statement (the “Interest Statement”) of the aggregate amount of Compensating Interest and/or securitized excess interest to be remitted to the applicable Mortgage Loan Investor(s).  With respect to each Interest Statement, Servicing Rights Owner shall deposit available funds in the amount indicated on such statement into the applicable Collection Account or as otherwise directed by Servicer no later than one Business Day prior to the applicable Remittance Date.

(iii)                               To the extent the amounts the Servicing Rights Owner (or its lender(s)) funded exceeded the amounts required to be paid to the applicable Mortgage Loan Investor on the related Remittance Date, the Servicer shall remit such excess funds to the Servicing Rights Owner/ Mortgage Loan Investor or lender(s), as applicable, on the same Remittance Date that such amounts were deposited in the applicable Collection Account.  In the event that Servicing Rights Owner fails to deposit amounts on account of P&I Advances, guaranty (or other similar) fees, lender paid mortgage insurance or Compensating Interest in the applicable Collection Account, Servicer shall have no obligation to remit any of the foregoing from its own funds; provided, however, that if the Servicer remits any of the foregoing, it shall be entitled to reimbursement pursuant to Section 6.03 and Section 6.04.

(c)                                  The Servicer shall provide the Servicing Rights Owner with a loan-level report in a format mutually acceptable to the parties setting forth on an aggregate basis all P&I Advances made or reimbursed during the related reporting period and the P&I Advances outstanding on a cumulative basis for each Mortgage Loan.  The Servicer shall provide the Servicing Rights Owner with a detailed loan-level report in a format mutually acceptable to the parties setting forth on a loan-level and aggregate basis all Servicing Advances made or reimbursed during the related reporting period and the Servicing Advances outstanding on a cumulative basis for each Mortgage Loan.  The Servicer shall take all commercially reasonable efforts to seek full reimbursed for outstanding P&I Advances and Servicing Advances upon the liquidation of the related Mortgage Loan.  The Servicer shall cooperate in good faith with the Servicing Rights Owner to pursue full reimbursement of outstanding P&I Advances and Servicing Advances.

6.05                             Disaster Recovery Plan.

The Servicer shall maintain a current business continuity plan (“BCP”) that addresses the continuation of services if an incident (act or omission) impairs or disrupts the Servicer’s obligation to provide the services contemplated under this Agreement.

On a calendar quarterly basis (no later than 30 days following the end of each calendar quarter), the Servicer shall provide the Servicing Rights Owner (and any applicable regulatory agencies having jurisdiction over the Servicing Rights Owner) with a copy of the applicable BCPs (as previously identified in writing by the Servicing Rights Owner.  The Servicer shall provide the Servicing Rights Owner with notice of any material modifications to the applicable BCPs as promptly as possible and in any event not later than on a calendar quarterly basis (no later than 30 days following the end of each calendar quarter) following the implementation of such modification, in which case the Servicing Rights Owner shall have the option to perform a due diligence review of the revised BCPs on reasonable notice to the Servicer

The Servicer warrants that the BCP conforms to Applicable Requirements for business continuity planning (collectively, the “BCP Standards”), which shall cover, but are not limited to, recovery strategy, loss of critical personnel, restoring access to documents and data to the Servicing Rights Owner, documented recovery plans covering all areas of operations pursuant to this Agreement, vital records protection, and testing plans.  The Servicer will maintain and test the BCP at regular intervals (no less frequently than annually or as otherwise mutually agreed to ensure that the BCP complies with BCP Standards and shall provide reporting of the test results to the Servicing Rights Owner upon request.  The Servicer will comply with the BCP during the term of this Agreement.  The Servicer shall notify the Servicing Rights Owner of any material modifications to the BCP.

The Servicer shall provide disaster recovery and backup capabilities through which it will be able to perform its obligations under this Agreement.  The recovery strategy shall, at a minimum, provide for recovery after short and long term disruptions in facilities, environmental support, workforce availability and data processing equipment.  If requested by the Servicing Rights Owner, the Servicer shall provide evidence of its capability to meet any applicable regulatory requirement concerning business continuity applicable to the Servicing Rights Owner or the Servicer. In the event that the Servicing Rights Owner’s internal requirements concerning business continuity diverge materially from those of the Servicer, to the extent requested by the Servicing Rights Owner, the parties shall cooperate and mutually agree on a plan of enhancement or modification, with any reasonable, actual and documented out-of-pocket or internally allocated, as applicable, costs of such enhancement or modification to the BCP to be paid by the Servicing Rights Owner.

The Servicer shall notify the Servicing Rights Owner immediately of the occurrence of any catastrophic event that affects or could reasonably be expected to affect the Servicer’s performance of the services contemplated under this Agreement.

The BCP shall include appropriate provisions to ensure the continued availability of critical third-party services and to ensure an orderly transition to new service providers should that become necessary.  The Servicer shall require that any of its Vendors, Off-shore Vendors and Default Firms providing critical services with respect to this Agreement provide copies of their own business continuity plans to the Servicer and, upon the Servicing Rights Owner’s request, the Servicer shall make such plans available to the Servicing Rights Owner unless disclosing such business continuity plans to the Servicing Rights Owner is expressly prohibited by the applicable contract with such Person or by Applicable Requirements.

6.06                             Sanction Lists; Suspicious Activity Reports.

(a)                                 The Servicer represents, warrants and covenants that it has, and shall maintain, policies and internal controls reasonably designed to comply with the economic sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”; collectively, with OFAC, the “Sanction Lists”) and the requirements of this Section 2.19(a).  The Servicer shall screen all existing Mortgagors monthly against the Sanction Lists.  The Servicer’s policies shall detail steps (i) to identify and resolve potential matches against the Sanction Lists, and (ii) required for record retention in accordance with regulatory requirements.  The Servicer shall promptly notify the Servicing Rights Owner of any unresolved potential matches against the Sanction Lists.

(b)                                 The Servicer represents, warrants and covenants that is has, and shall maintain, policies, training and internal controls reasonably designed to detect and investigate potential suspicious activity and fraud by Mortgagors and related mortgage participants in compliance with the requirements of this Section 6.06(b).  The Servicer will promptly disclose to the Servicing Rights Owner potentially suspicious or unusual activity detected as part of the services performed on behalf of the Servicing Rights Owner and provide other information with respect thereto reasonably requested by the Servicing Rights Owner.  The Servicer represents and warrants that it has processes in place for such escalation and disclosure process.  The Servicer represents that it will file any required Suspicious Activity Reports (“SARs”) with respect to the Mortgagors and/or other Persons related to the Mortgage Loans engaged in suspicious activities if appropriate, and will maintain records of all such SARs filed and investigations performed in accordance with regulatory requirements.  The Servicer further represents, warrants and covenants that it has, and shall maintain, policies regarding (i) conducting investigations in a timely manner that is consistent with regulatory expectations and requirements, (ii) maintaining appropriate records for reviews, investigations and escalations, and (iii) if applicable, reviewing requests made pursuant to Section 314(a) of the USA PATRIOT ACT through the Financial Crimes Enforcement Network.

6.07                             Litigation Management.

Any litigation related solely to a single Mortgage Loan and incidental to the Servicer’s servicing obligations hereunder (other than litigation between or among the Servicing Rights Owner, on the one hand, and Servicer, on the other hand) shall be managed by the Servicer or its counsel on behalf of the Servicing Rights Owner, such as foreclosure, evictions, quiet title and bankruptcy filings, at the Servicer’s internal expense with respect to administration of such litigation (excluding, however, third party costs such as reasonable out-of-pocket attorney’s fees and expenses for which the Servicing Rights Owner shall remain responsible and which shall be a Servicing Advance hereunder).  Unless expressly prohibited by Applicable Requirements, no litigation proceedings shall be brought in the name of the Servicing Rights Owner.

The parties shall manage litigation relating to other Mortgage Loans in accordance with the Litigation Protocol attached hereto as Exhibit 5.

In addition to the other reports the Servicer is providing under this Agreement, the Servicer shall provide the Servicing Rights Owner, on a calendar quarterly basis (no later than 30 days following the end of each calendar quarter), the following litigation-related reports, in form and substance mutually agreed upon and set forth on Exhibit 12: (i) results of periodic foreclosure firm audits, (ii) results of monthly scorecards of foreclosure and bankruptcy firms, including peer comparisons, (iii) changes in scorecarding methodology, (iv) changes in Servicer’s foreclosure checklist or other foreclosure practices, (v) annual certification that each foreclosure firm is approved by the Agencies, if applicable and (vi) monthly reports summarizing litigation, foreclosure and bankruptcy activity (volume, new, resolved, costs/expenses projections, etc.).

6.08                             Resolution of Disputes and Monetary Errors.

In the event either party, in good faith, disputes any sum the other party contends are due and payable hereunder, such disputing party shall deliver to the contending party a written notice of dispute.  All sums that are not disputed shall be paid as and when due under this Agreement.  If the contending party provides documentation substantiating that the disputed amount is properly due and payable, the disputing party shall pay such amount within five (5) Business Days after receipt of such documentation.  If the parties remain in dispute thereafter, the parties shall work together in good faith to resolve such dispute.

6.09                             DFS Consent Order.

The Servicer shall notify the Servicing Rights Owner within five (5) Business Days of the receipt by the office of the Servicer’s general counsel of any notice from the NYDFS that the NYDFS has determined material noncompliance by the Servicer with the DFS Consent Order in respect of the servicing of the Mortgage Loans.  Servicer shall make available to the Servicing Rights Owner via a secure web meeting (or such other medium reasonably acceptable to the Servicing Rights Owner) of any and all reports which Servicer or its Affiliates have delivered to a Governmental Authority required under the DFS Consent Order within five (5) Business Day of Servicer’s submission to such Governmental Authority, unless disclosure to the Servicing Rights Owner is expressly prohibited by such entity or by Applicable Requirements.  At the Servicing Rights Owner’s request, the Servicer agrees to participate in calendar quarterly basis (no later than 30 days following the end of each calendar quarter) (which meetings may be in-person, telephonic or via a secure web meeting) to discuss the DFS Consent Order, except with respect to any disclosure to the Servicing Rights Owner that is expressly prohibited by such entity or by Applicable Requirements.

No later than forty-five (45) calendar days after the end of each fiscal quarter after the initial Sale Date, the Servicer shall deliver to Servicing Rights Owner, a certificate in the form of Exhibit 14 (the “Quarterly Report”), signed by the chief risk and compliance officer of the Servicer or PHH Parent.

ARTICLE VII.

SERVICING COMPENSATION

7.01                             Servicing Compensation

(a)                                 In consideration of the servicing duties of Servicer described in this Agreement, for each Mortgage Loan serviced by Servicer hereunder, Servicer shall be entitled to the applicable Servicing Fees specified in Schedule A.

(b)                                 The Servicing Fee for a Mortgage Loan shall be payable on a monthly basis for each month or part thereof that such loan is serviced hereunder and (i) with respect the month in which the applicable Sale Date (as defined in the Purchase Agreement) occurs with respect to the Mortgage Loans, if such Sale Date is not the first (1st) Business Day of such month, such Servicing Fee shall be prorated, (ii) with respect the month in which the applicable Sale Date (as defined in the Purchase Agreement) occurs with respect to the Mortgage Loans, if such Sale Date is on the first (1st) Business Day of such month, such Servicing Fee shall not be prorated and (iii) with respect to servicing transfer of a Mortgage Loan from the Servicer to a successor servicer, (x) to the extent the transfer date to such successor occurs on the first (1st) day of a calendar month, such Servicing Fee shall be prorated for such month or (y) to the extent the transfer date to such successor occurs on any day other than the first (1st) day of a calendar month, such Servicing Fee shall not be prorated for such month.  The Servicing Rights Owner shall pay the Servicer Economics on a monthly basis within ten (10) Business Days following receipt of each invoice therefore.

(c)                                  As additional compensation, Servicer shall be entitled to:

(i)                                     receive and retain all Ancillary Fees (other than Float Benefit as described in Schedule A);

(ii)                                  such fees as are set forth on Schedule A; and

(iii)                               Deboarding Fees to the extent due and payable under this Agreement.

(d)                                 Notwithstanding anything to the contrary in this Agreement, in no event shall the Servicer be entitled to any boarding fees or other similar fees with respect to any Initial Mortgage Loan.

(e)                                  Either party may give written notice (“Change Notice”) to the other party of (i) any legal, regulatory or governmental policy enactment, amendment, reform (including but not limited to those reforms resulting from the Dodd-Frank regulatory reform legislation), change or development, (ii) any restructuring of a government-sponsored entity, (iii) any judicial and administrative judgments, orders, stipulations, injunctions, guidelines or settlements, or (iv) any change in interpretation of any legal, regulatory or other requirement by any Governmental Authority, that, in any of the foregoing cases, and in the sole reasonable judgment of such party providing such notice, either (x) makes any material part of Servicer’s business unlawful or improper, (y) otherwise restricts or permits Servicer from engaging in any material business activity, or (z) has, or may reasonably be expected to have, a material effect on Servicer, its business, operations, financial condition, results of operations, prospects, or Servicer’s ability to perform any of its material obligations under this Agreement, in each case, which is (I) not the result of or arising from the Servicer’s failure to comply with Applicable Requirements and (II) not the result of any requirements imposed on Servicer by, or agreed to by Servicer with, a Governmental Authority which are not imposed on or required of similar mortgage loan servicers servicing mortgage loans similar to the Mortgage Loans and which, in the aggregate, have caused an increase in the Servicer’s cost to service the Mortgage Loans in an amount equal to no less than [***] of the annual “Base Monthly Servicing Fee” as calculated in accordance with Schedule A (determined, initially, as of the initial Sale Date and after any change pursuant to a Change Notice, as of the date of such Change Notice).  Likewise, to the extent that the Servicing Rights Owner believes that a change in any of the foregoing has caused a decrease in the Servicer’s cost to service the Mortgage Loans in an amount equal to no less than [***] of the annual “Base Monthly Servicing Fee” as calculated in accordance with Schedule A (determined, initially, as of the initial Sale Date and after any change pursuant to a Change Notice, as of the date of such Change Notice), the Servicing Rights Owner may deliver a Change Notice to the Servicer.  In the event of such Change Notice, Servicer and Servicing Rights Owner shall review and renegotiate in good faith the Servicing Fees and any other fees paid by Servicing Rights Owner, the performance standards and/or the services to be performed under this Agreement in order to reflect such change in Servicer’s cost to deliver the services under this Agreement in compliance with, or to otherwise address any effect on the economics of the transaction from, any such event or occurrence described in any of clauses (i) through (iv) above.  To the extent that the Servicer and the Servicing Rights Owner agree upon a change in accordance with a Change Notice, any future Change Notice shall be based upon the Servicer’s cost to service the Mortgage Loans effective as of the revised terms pursuant to the Change Notice.  In the event that Servicer and Servicing Rights Owner do not promptly agree upon a mutually acceptable adjustment to the Servicing Fees, and/or services to be performed under this Agreement, the parties agree to follow the following procedure: one designated representative from each party shall meet and confer in good faith to attempt to resolve the dispute (“Tier I Dispute Resolution”).  Initially, the respective representatives designated to perform Tier I Dispute Resolution shall be designated upon receipt of a Change Notice by Servicing Rights Owner upon receipt of a Change Notice and the Senior Vice President of Servicing of Servicer.  If both representatives are not appointed within 20 days, or if the dispute cannot be resolved by representatives appointed to perform Tier I Dispute Resolution within sixty (60) days following the date on which the latter last of the two representatives is designated by the parties, the parties agree that the dispute shall then be submitted upon expiration of such period to senior members of management (“Tier II Dispute Resolution”).  If such senior members of management are not appointed by both Servicing Rights Owner and Servicer within 10 days, or if the dispute cannot be resolved by such senior members of management representatives appointed to perform Tier II Dispute Resolution after thirty (30) days following the date such dispute is submitted to them, the parties agree that the dispute shall be finally settled by arbitration administered by the

*[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

American Arbitration Association in accordance with the provisions of its Commercial Arbitration Rules and as follows:

(i)                                     Any controversy or claim arising out of or relating to the foregoing shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules, and judgment rendered by the arbitration panel arbitrator(s) may be entered in any court having jurisdiction thereof (subject to the appellate procedures described below).

(ii)                                  An arbitrator selected by the claimant and an arbitrator selected by respondent shall, within 10 days of their appointment, select a third neutral arbitrator.  The three arbitrators shall constitute the arbitration panel. In the event that they are unable to do so, the parties or their attorneys may request the American Arbitration Association to appoint the third neutral arbitrator. Prior to the commencement of hearings, each of the arbitrators appointed shall provide an oath or undertaking of impartiality.

(iii)                               The arbitration proceedings shall be conducted before the arbitration panel of three neutral arbitrators. The place of arbitration shall be in New York City New York. The language of the arbitration shall be English. This agreement shall be governed by and interpreted in accordance with the laws of the State of New York. The parties acknowledge that this agreement evidences a transaction involving interstate commerce. The United States Arbitration Act shall govern the interpretation, enforcement, and proceedings pursuant to the arbitration clause in this agreement.

(iv)                              Either party may apply to the arbitration panel seeking injunctive relief until the arbitration judgment is rendered or the controversy is otherwise resolved. Either party also may, without waiving any remedy under this agreement, seek from any court having jurisdiction any interim or provisional relief that is necessary to protect the rights or property of that party, pending the establishment of the arbitral panel (or pending the arbitral panel’s determination of the merits of the controversy).

(v)                                 Consistent with the expedited nature of arbitration, each party will, upon the written request of the other party, promptly provide the other with copies of documents relevant to the issues raised by any claim or counterclaim. Any dispute regarding discovery, or the relevance or scope thereof, shall be determined by the arbitration panel, which determination shall be conclusive. All document discovery shall be completed within 60 days following the appointment of the arbitration panel.

(vi)                              At the request of a party, the arbitration panel shall have the discretion to order examination by deposition of witnesses to the extent the arbitration panel deems such additional discovery relevant and appropriate. Depositions shall be limited to a maximum of three per party and shall be held within 30 days of the making of a request. Additional depositions may be scheduled only with the permission of the arbitration panel, and for good cause shown. Each deposition shall be limited to a maximum of seven hours duration. All objections are reserved for the arbitration hearing except for objections based on privilege and proprietary or confidential information.

(vii)                           The judgment shall be made within nine months of the filing of the notice of intention to arbitrate (demand), and each arbitrator shall agree to comply with this schedule before accepting appointment. However, this time limit may be extended by agreement of the parties or by the arbitration panel if necessary.  The judgment of the arbitration panel shall be accompanied by a reasoned opinion.

(viii)                        Except as may be required by law, neither a party nor an arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both parties.

(ix)                              Notwithstanding anything to the contrary, the parties hereby agree: that the opinion of the arbitration panel may be appealed pursuant to the AAA’s Optional Appellate Arbitration Rules (“Appellate Rules”); and that the opinion shall not be considered final until after the time for filing the notice of appeal pursuant to the Appellate Rules has expired. Appeals must be initiated within thirty (30) days of receipt of an Underlying Award, as defined by Rule A-3 of the Appellate Rules, by filing a Notice of Appeal with any AAA office. Following the appeal process the decision rendered by the appeal tribunal may be entered in any court having jurisdiction thereof.

(x)                                 To the extent that the arbitration panel determines that a party to arbitration under this Section 7.01(e) has failed to prevail in that arbitration, the arbitration panel shall allocate to that party all costs and expenses of the arbitrators and shall allocate the costs and expenses (including attorneys’ fees and costs) as appropriate given the merits of the matters arbitrated.

ARTICLE VIII.

AUDIT RIGHTS

8.01                             Servicing Rights Owner’s Right to Examine Servicer Records

(a)                                 Servicing Rights Owner, its third party auditors and regulatory officials with regulatory authority over Servicing Rights Owner or its Affiliates and the Servicing Rights shall have the right to examine, audit and or review (each, an “Audit”), upon reasonable advance written notice to Servicer of not less than five (5) Business Days, during Servicer’s normal business hours any and all of (i) the Mortgage Files (which are then in Servicer’s possession or control or otherwise reasonably obtainable by the Servicer), (ii) any and all books, records, documentation or other information of Servicer (whether held by Servicer or by another) relating to the servicing of the Mortgage Loans and (iii) any and all books, records, documentation or other information of Servicer (whether held by Servicer or by another) that are relevant to the performance or observance by Servicer of the terms, covenants or conditions of this Agreement. In such reviews, the Servicer will allow the Servicing Rights Owner, its Affiliates, its agents and its counsel, accountants and other representatives, during normal business hours and upon reasonable notice and provided that such review shall not unduly or unreasonably interrupt the Servicer’s business operations, to, at any time and from time to time, access to review the Servicer’s servicing platform, the Mortgage Files (which are then in Servicer’s possession or control or otherwise reasonably obtainable by the Servicer), facilities, employees servicing files, servicing documents, servicing records, data tapes, computer records, servicing systems, and other computer and technology systems or other information pertaining to the Servicing Rights, the Mortgage Loans, P&I Advances, Compensating Interest and the Servicing Advances.   Servicing Rights Owner’s right to perform Audits shall be limited to two (2) Audits in any calendar year (absent an Event of Default); provided that the Servicing Rights Owner, notwithstanding the foregoing, shall be permitted further on-site access if required by Governmental Authorities to the books, records, and/or other information of the Servicer across the Servicer’s entire servicing platform (excluding any access or information relating to any mortgagor data or performance data for mortgage loans which are not Mortgage Loans) and with respect to the Mortgage Loans, including the servicing systems, computer systems, books, records, or other information of the Servicer relating to the Mortgage Loans, whether held by the Servicer or by another on its behalf (including but not limited to reviewing call transcripts and listening to audio of calls to Mortgagors (in-person or remotely)) at any time, upon five (5) Business Days’ notice.  To the extent the Servicing Rights Owner (absent an Event of Default) performs more than 2 Audits in any calendar year, the Servicing Rights Owner shall reimburse the Servicer for its reasonable, actual and documented out-of-pocket or internally allocated, as applicable, costs and expenses incurred by the Servicer in connection with its cooperation for such 3rd or greater Audit in a calendar year (absent an Event of Default).  The Servicer shall reasonably cooperate with any request of the Servicing Rights Owner in connection with such examination/audit and shall facilitate such audits and in connection therewith shall provide Servicing Rights Owner and its designees access to Servicer’s offices, servicing systems, computer systems, books and records concerning the Servicer, this Agreement and the Mortgage Loans at any time.

(b)                                 Any Audit under this Section 8.01 shall be conducted with minimum disruption to Servicer’s operations and shall not compromise the privacy or security of any data relating to Servicer’s clients or Servicer’s operations not specifically related to the services provided by Servicer to Servicing Rights Owner hereunder.  Servicing Rights Owner shall treat Servicer’s Confidential Information acquired during Audits as Confidential Information in accordance with the provisions of Section 12.13. In the event that Servicer has Audits scheduled by or on behalf of Servicer’s other clients or regulatory officials at or about the same time as a requested Audit by or on behalf of Servicing Rights Owner, Servicing Rights Owner shall cooperate with Servicer to arrange a mutually agreeable date and time for such Audit.  Servicer shall make the foregoing information available to Servicing Rights Owner at the site where such information is stored.  Servicing Rights Owner, its auditors and regulators shall not be permitted to download or print any of Servicer’s proprietary information including, without limitation, policies and procedures.  Servicing Rights Owner shall be required to pay all reasonable costs and expenses which relate specifically to the provision of information to Servicing Rights Owner, incurred by Servicer in making such information available and in providing Audit related support to Servicing Rights Owner, including, without limitation, overtime payable to the Servicer’s employees to satisfy such provision.

(c)                                  The Servicer shall cooperate in good faith with the Servicing Rights Owner, its agents, and regulators in responding to any reasonable inquiries regarding the Servicer’s Subservicing of the Mortgage Loans and the Servicer’s compliance with, and ability to perform its obligations under, the provisions of this Agreement and Applicable Requirements, including without limitation inquiries regarding the Servicer’s qualifications, expertise, capacity and staffing levels, training programs, work quality and workload balance, reputation (including complaints), information security, document custody practices, business continuity and financial viability, monitoring and oversight of the Vendors, Off-shore Vendors and Default Firms as well as the current accuracy of the representations and warranties made by the Servicer in Article III.  If commercially practicable, the Servicer shall provide the Servicing Rights Owner with at least ninety (90) days’ prior written notice if it intends to discontinue or change its current servicing system of record.

(d)                                 On a calendar quarterly basis (no later than twenty (20th) day following the end of each calendar quarter), the Servicer shall notify the Servicing Rights Owner of the final results of any and all reviews or audits conducted by or obtained by the Servicer, its Vendors, Off-shore Vendors Default Firms, agents or representatives (including internal and external auditors) relating to the Servicer’s operating practices and procedures to the extent relevant to the services provided by the Servicer under this Agreement during such calendar quarter, and, the Servicer shall make summaries of such results available to the Servicing Rights Owner to the extent disclosing such results to the Servicing Rights Owner is not expressly prohibited by the applicable contract with such Person or by Applicable Requirements.  Such reviews shall include, without limitation, rating agency reviews, SSAE 16 reviews, and MERS reconciliation reports.

(e)                                  For the Servicer’s data processing environment and internal controls related to its obligations under this Agreement, the Servicer shall, upon the Servicing Right’s Owner’s request, provide, no later than 30 days following the end of each calendar year end, the Servicing Rights Owner with a copy of the Servicer’s SSAE 16 SOC 1 Type II attestation performed by an independent audit firm with coverage of a minimum of nine months and a bridge letter for each year starting the year ended December 31, 2017 for so long as the Servicer performs the Subservicing under this Agreement. To the extent the Servicer relies upon Vendors with respect to critical systems in connection with its obligations under this Agreement, the Servicer shall obtain and provide Servicing Right’s Owner with copies of SSAE 16 or equivalent reviews unless disclosing such copies to the Servicing Rights Owner is expressly prohibited by the applicable Vendor’s contract with the Servicer or by Applicable Requirements.

(f)                                   The Servicer shall provide the Servicing Rights Owner with prompt notice of any material modification to its MERS quality assurance plan made after the date hereof and agrees to cooperate in good faith in addressing any questions or concerns of the Servicing Rights Owner regarding such modification.  The Servicer shall cooperate with any audit by the Servicing Rights Owner with respect to any Mortgage Loan registered with MERS and compliance with the MERS requirements, including providing access to any relevant documentation or information in connection therewith.

ARTICLE IX.

INDEMNIFICATION

9.01                             Indemnification; Third Party Claims

(a)                                 Servicer shall indemnify, defend and hold harmless Servicing Rights Owner, its directors, officers, agents, employees, and assignees (each, an “Indemnified Party”) from and against any Losses suffered or sustained in any way by any such Person, no matter how or when arising (including Losses incurred or sustained in connection with any judgment, award, or settlement, and claims by or on behalf of a third party, and regardless of whether any risk of the foregoing was known or unknown to Servicer as of the Effective Date), in connection with or relating to (i) a breach by Servicer of any of its representations and warranties contained herein, (ii) a breach by Servicer of any of its covenants and other obligations contained herein including any failure to service the Mortgage Loans in compliance with the terms hereof and in accordance with the standard of care set forth in this Agreement, Applicable Requirements and Accepted Servicing Practices, including any Agency-imposed fees, penalties or curtailments or cancellation of insurance imposed on the Owner resulting from therefrom, (iii) the failure of Servicer or any Vendors, Off-shore Vendors and/or Default Firms hired by Servicer to perform its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement, the Mortgage Loan documents and Applicable Requirements and (iv) the Servicer’s use or misuse of any power of attorney provided to the Servicer under this Agreement. For the avoidance of doubt, the indemnification provided by Servicer herein shall be with respect to claims involving third-parties and claims between Servicing Rights Owner and Servicer.

(b)                                 Servicing Rights Owner shall indemnify, defend and hold harmless Servicer, its directors, officers, agents, employees, and assignees (each, a “Servicer Indemnified Party”) from and against any Losses suffered or sustained in any way by any such Person, no matter how or when arising (including Losses incurred or sustained in connection with any judgment, award, or settlement), in connection with or relating to (i) a breach by Servicing Rights Owner of any of its representations and warranties contained in herein, (ii) a breach by Servicing Rights Owner of any of its covenants and other obligations contained herein, (iii) compliance with the directions or policies of the Servicing Rights Owner (except where such directions or policies are in violation of Applicable Requirements unless Servicer shall have given Servicing Rights Owner written notice of such potential violation and rationale thereof and Servicing Rights Owner has not withdrawn such direction or policies), and (iv) any claim that is brought against Servicer after the Servicing Transfer Date that relates to the Mortgage Loans, except to the extent Servicer is liable to the Servicing Rights Owner therefor under this Agreement or the Purchase Agreement. For the avoidance of doubt, the indemnification provided by Servicer herein shall be with respect to claims involving third-parties and claims between Servicing Rights Owner and Servicer.

(c)                                  Notwithstanding anything contained herein to the contrary, Servicer, Servicing Rights Owner, any Servicer Indemnified Party or other Indemnified Party shall not be responsible or liable in any way for any indirect, special, incidental or consequential damages, including lost profits or savings, damage to business reputation or loss of opportunity, and any punitive and exemplary damages.

(d)                                 Promptly after receipt by an indemnified party under Section 9.01 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9.01, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party under this Section 9.01, except to the extent that it has been prejudiced in any material respect, or from any liability that it may have, otherwise than under this Section 9.01.  The indemnifying party shall assume (with the consent of the indemnified party) the defense of any such claim and pay all expenses in connection therewith, including attorneys’ fees, and promptly pay, discharge, and satisfy any judgment or decree which may be entered against it or the indemnified party in respect of such claim.  The indemnifying party shall follow any reasonable written instructions received from the indemnified party in connection with such claim. The Servicer shall provide the Servicing Rights Owner a monthly report of legal action(s) by individual Mortgagor(s) relating to the Mortgage Loans and against the Servicer or the Servicing Rights Owner.

The obligations set forth in this Section 9.01 shall survive the termination of this Agreement.

9.02                             Merger or Consolidation of Servicer

Servicer will keep in full effect its existence, rights and franchises as a company under the laws of the state of its organization and will obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

Following receipt of Servicing Rights Owner’s written consent (not to be unreasonably withheld or delayed), any Person into which Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation (including by means of the sale of all or substantially all of Servicer’s assets to such Person) to which Servicer shall be a party, or any Person succeeding to the business of Servicer, shall be the successor of Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

9.03                             Limitation on Liability of Servicer and Others

Neither Servicer nor any of the officers, employees or agents of Servicer shall be under any liability to Servicing Rights Owner for any action taken or for refraining from the taking of any action pursuant to the terms of this Agreement or pursuant to the written directions or written policies of the Servicing Rights Owner; provided, that this provision shall not protect Servicer or any such Person against any breach of warranties or representations made herein, or failure to perform its obligations in compliance with this Agreement or any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith, negligence or any breach in the performance of the obligations and duties hereunder.  Servicer and any officer, employee or agent of Servicer may rely in good faith on any document of any kind reasonably believed by

Servicer or such Person to be genuine and prima facie properly executed and submitted by the Servicing Rights Owner respecting any matters arising hereunder.

Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties hereunder and which in its opinion may involve it in any expense or liability; provided, that Servicer may in its discretion, and following the prior written consent of the Servicing Rights Owner, undertake any such action where it is a named party and that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto.  In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which Servicer shall be entitled to be reimbursed therefor as Servicing Advances in accordance with Section 6.03.  This reimbursement right shall survive the termination of this Agreement.

ARTICLE X.

DEFAULT

10.01                      Events of Default

In case one or more of the following events shall occur and be continuing:

(1)                                 any failure by Servicer to remit to Servicing Rights Owner any payment required to be made under the terms of this Agreement which continues unremedied for a period of one (1) Business Day after the date on which such payment was required to be remitted under the terms of this Agreement;

(2)                                 any failure on the part of Servicer duly to observe or perform in any material respect any of the covenants, obligations or agreements on the part of Servicer set forth in this Agreement which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Servicing Rights Owner;

(3)                                 any filing of an Insolvency Proceeding by or on behalf of Servicer or PHH Parent, any consent by or on behalf of Servicer or PHH Parent to the filing of an Insolvency Proceeding against Servicer or PHH Parent, any admission by or on behalf of Servicer or PHH Parent of their respective inability to pay its debts generally as the same become due or intention not to; or

(4)                                 any filing of an Insolvency Proceeding against Servicer or PHH Parent that remains undismissed or unstayed for a period of thirty (30) days after the filing thereof;

(5)                                 until the end of the Initial Term, any failure by PHH Parent or the Servicer to comply with the Quarterly Financial Covenants set forth in the Quarterly Financial Covenants Report;

(6)                                 a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator or other similar official in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and/or PHH Parent and such decree or order shall have remained in force, undischarged or unstayed for a period of thirty (30) days;

(7)                                 any representation or warranty made by the Servicer hereunder shall prove to be untrue or incomplete in any material respect and, if such breach of a representation or warranty is capable of being cured, continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Servicing Rights Owner;

(8)                                 (A) the Servicer shall cease being an approved subservicer/servicer in good standing with any Agency or a HUD approved mortgagee, (B) any Agency provides a notice of termination to the Servicer or the Servicing Rights Owner for failure of the Servicer to comply with the applicable Investor Guidelines and the foregoing is not cured or otherwise resolved within sixty (60) days of the receipt of such notice of termination (or such lesser timeframe as set forth in such notice for such termination to be effective) or (C) any Agency directs or otherwise notifies the Servicing Rights Owner that such Agency demands that the Servicer should be terminated;

(9)                                 failure of the Servicer to maintain any required qualification, license or approval to do business, to service residential mortgage loans, or to otherwise collect debts or perform any activities relating to residential mortgage loans in any jurisdiction where the Mortgaged Properties are located, to the extent required under Applicable Requirements; provided that in jurisdictions where the Servicer’s servicing of affected Mortgage Loans is de minimis to the Servicer’s overall servicing of Mortgage Loans under this Agreement and such failure in such jurisdictions does not materially and adversely affect the related Servicing Rights, the Servicer shall have thirty days to cure any such failure; provided, however, that if such failure is not cured within thirty days but is reasonably susceptible of a cure within an additional 30 days and the Servicer is diligently pursuing a cure, the Servicer shall have an additional 30 days to cure such failure;

(10)                          the then-current primary and/or special servicer rating (if any) of Servicing Rights Owner assigned by any rating agency is downgraded by the applicable rating agency from such rating (or any corresponding rating) which is caused by Servicer’s failure to service in accordance with Applicable Requirements;

(11)                          the Servicer attempts to assign its rights to servicing compensation hereunder or the Servicer attempts, without the consent of the Servicing Rights Owner, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the Subservicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof without the consent of the Servicing Rights Owner;  or

(12)                          except for the DFS Consent Order, an investigation by any Governmental Authority that is commenced after the initial Sale Date has determined (by consent order or judicial or related enforcement action as to which relevant appeals have been exhausted) that material deficiencies in servicing performance or violation of Applicable Requirements by the Servicer has occurred after the initial Sale Date which, in either case, has material adverse effect on the Servicer or the PHH Parent and its ability to perform under this Agreement,

(13)                          (A) the NYDFS has instituted additional requirements and/or obligations on the Servicer in connection with the DFS Consent Order which have a material adverse effect on the Servicer and its ability to perform under this Agreement and/or (B) the NYDFS has determined (by consent order or judicial or related enforcement action as to which relevant appeals have been exhausted) material noncompliance of the DFS Consent Order by the Servicer with respect to the servicing of the Mortgage Loans, which has a material adverse effect on the Servicer and its ability to perform under this Agreement;

(14)                          during the Initial Term, without the Servicing Rights Owner’s prior written consent, a Change of Control has occurred with respect to the Servicer or PHH Parent; provided that, to the extent that the Servicer has notified the Servicing Rights Owner of the occurrence of a Change of Control that has not received the Servicing Rights Owner’s prior written consent, the Servicing Rights Owner must elect to exercise such Event of Default within five (5) Business Days of receipt of such notice;

(15)                          the Servicing Rights Owner shall cease being an approved subservicer/servicer in good standing with Fannie Mae or Freddie Mac or a HUD approved mortgagee, which, in each case, is caused by the Servicer’s failure to service in accordance with Applicable Requirements;

then, and in each and every such case, so long as an Event of Default shall not have been remedied, Servicing Rights Owner, by notice in writing to Servicer may, in addition to whatever rights Servicing Rights Owner may have at law or in equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof subject to Section 11.02, without Servicing Rights Owner’s incurring any penalty or fee of any kind whatsoever in connection therewith for exercising such right of termination; provided that no such termination shall relieve the obligation of Servicing Rights Owner to pay or reimburse Servicer for amounts payable or reimbursable to it under this Agreement  (other than any Deboarding Fee).

On or after the receipt by Servicer of such written notice, all authority and power of Servicer under this Agreement (whether with respect to the Mortgage Loans or otherwise) shall cease; provided that the parties acknowledge and agree that any such termination and transfer of servicing shall occur in such a manner as to comply with Applicable Requirements (and, accordingly, may occur in staged transfers over a number of months).

In the event Servicer is terminated by Servicing Rights Owner under this Section 10.01, the Servicer (i) shall not be entitled to any Deboarding Fees and (ii) shall be responsible for the Servicing Transfer Costs incurred in connection with the transfer of servicing of the Mortgage Loans and REO Properties to a successor servicer or subservicer.

Each party shall promptly notify the other party in the event of any event of default or other termination event with respect to such party set forth in this Agreement or any event that would become an Event of Default or termination event with the giving of notice and/or passage of time.

The rights of termination, as provided herein, are in addition to all other available rights and remedies, including the right to recover damages in respect of any breach.

10.02                      Waiver of Default

Servicing Rights Owner may waive in writing any default by Servicer in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.

ARTICLE XI.

TERMINATION

11.01                      Term and Termination

(a)                                 Term.

(i)                                     The initial term of this Agreement shall be from the initial Sale Date hereof until the date that is the third (3rd) anniversary of the initial Sale Date (the “Initial Term”). Except as otherwise permitted in the Agreement, neither party shall be permitted to terminate this Agreement without cause during the Initial Term.

(ii)                                  If this Agreement has not otherwise been terminated pursuant to this Article XI, then the term of this Agreement shall automatically be renewed for successive one (1) year terms after the expiration of the Initial Term; provided that, following the Initial Term, (A) the Servicing Rights Owner may terminate this Agreement, without cause, with 180 days prior written notice to the Servicer and (B) the Servicer may terminate this Agreement, without cause, with nine (9) months’ prior written notice to the Servicing Rights Owner.

(iii)                               Notwithstanding anything to the contrary in this Agreement, the Servicing Rights Owner may terminate this Agreement without cause with respect to some of the Mortgage Loans and/or REO Properties from time to time after the end of the Initial Term; provided that (x) at any time, to the extent that an Agency has indicated that it is terminating, or will be terminating, the Servicer Rights Owner (not caused by the Servicer’s performance), subject to payment of the applicable Deboarding Fee, the Servicing Rights Owner may terminate this Agreement without cause with respect to the affected Mortgage Loans and REO Properties; and (y) that, at any time during each of the second and third years of the Initial Term (as measured based upon the anniversary of the first Sale Date), subject to payment of the applicable Deboarding Fee, Servicing Rights

Owner may terminate an amount of Mortgage Loans and/or REO Properties that does not exceed twenty-five percent (25%) of Initial Mortgage Loans (calculated as of the date the applicable notice of termination is delivered by the Servicing Rights Owner to the Servicer) upon not less than (A) 90 days prior notice if the number of Mortgage Loans is 50,000 or less and (B) 120 days prior notice if the number of Mortgage Loans is over 50,000.

(iv)                              This Agreement shall otherwise terminate upon the earliest of (i) the distribution of the final payment on or liquidation of the last Mortgage Loan and REO Property subject to this Agreement or (ii) as otherwise set forth in this Article XI.

(b)                                 Successor to Servicer; Requirements and Effect of Termination; Servicing Transfers.  Upon the termination of Servicer’s servicing responsibilities and duties under this Agreement, Servicing Rights Owner shall have the right, in its sole discretion, to (i) succeed to and assume the servicing of the Mortgage Loans and REO Properties or (ii) appoint a successor servicer to assume the servicing of the Mortgage Loans and REO Properties. If Servicer’s duties, responsibilities and liabilities under this Agreement should be terminated under this Agreement, then Servicer shall continue to discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until a successor servicer or subservicer has been appointed by the Servicing Rights Owner or a Mortgage Loan Investor, as applicable, and a servicing transfer has been completed in accordance with Applicable Requirements (such period of time, the “Servicing Transition Period”) all on the terms and conditions contained herein. The Servicer shall not be relieved of its obligation under this Agreement until such time. During the Servicing Transition Period, the Servicing Rights Owner and the Servicer shall discharge such duties and responsibilities with the same degree of diligence and prudence that it is obligated to exercise under this Agreement. Subject to applicable consents needed for transferring the servicing responsibilities and duties, the parties acknowledge and agree that time is of the essence in connection with any termination of this Agreement as to any or all of the Mortgage Loans and REO Properties.

Upon the effective date related to the termination of Servicer’s servicing responsibilities and duties under this Agreement in whole or in part, Servicer shall promptly deliver to Servicing Rights Owner or the successor servicer the funds in the related Collection Account, the HELOC Advance Account and the Escrow Accounts and the Mortgage Files (which are then in Servicer’s possession or control or otherwise reasonably obtainable by the Servicer), Servicing Files, any Mortgage Loan Documents (which are then in Servicer’s possession or control) and related documents and statements held by it hereunder and Servicer shall account for all funds received by Servicer on behalf of Servicing Rights Owner or the Mortgage Loan Investors. Servicer shall execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitively vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liability of Servicer.

Upon (x) valid and proper termination of this Agreement, (y) the payment and/or reimbursement of the appropriate party of any amounts then due and payable to such party and (z) the expiration of the any Servicing Transition Period, no party hereto shall have any liability or further obligation to the other party hereunder, except as may exist as a result of the survival of provisions specified in this Agreement to so survive.

11.02                      Payment Obligations upon Termination and Transfer of Servicing

In the event either party terminates this Agreement with respect to some or all of the Mortgage Loans and REO Properties, Servicing Rights Owner shall, prior to the date of such termination, pay to Servicer an amount equal to the sum of (i) all outstanding undisputed expenses and advances (including Servicing Advances and P&I Advances) for which Servicer is entitled to reimbursement under this Agreement, (ii) all outstanding Servicing Fees and other servicing compensation which have accrued as of the effective date of such termination and (iii) to the extent the Servicing Rights Owner terminates without cause pursuant to Section 11.01(a)(iii) or other applicable provisions of this Agreement, the applicable Deboarding Fee. To the extent that any such amounts are not invoiced by Servicer prior to the date of termination, such amounts shall be reimbursed to Servicer within ten (10) Business Days of invoice and customary back-up documentation is received by the Servicing Rights Owner therefor.  Any disputed amounts shall be resolved as promptly as practicable with payment promptly after resolution thereof.

ARTICLE XII.

GENERAL PROVISIONS

12.01                      Governing Law; Consent to Service; Waiver of Jury Trial

THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING OUT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

ANY LEGAL ACTION, SUIT OR OTHER PROCEEDING ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK, OR IN THE UNITED STATES COURTS FOR THE SOUTHERN DISTRICT OF NEW YORK.  WITH RESPECT TO ANY SUCH PROCEEDING IN ANY SUCH COURT:  (A) EACH PARTY GENERALLY AND UNCONDITIONALLY SUBMITS ITSELF AND ITS PROPERTY TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT; AND (B) EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT HAS OR HEREAFTER MAY HAVE TO THE VENUE OF SUCH PROCEEDING, AS WELL AS ANY CLAIM IT HAS OR MAY HAVE THAT SUCH PROCEEDING IS IN AN INCONVENIENT FORUM.

THE PARTIES HERETO HEREBY VOLUNTARILY, KNOWINGLY AND IRREVOCABLY WAIVE ANY RIGHT EACH MAY HAVE TO TRIAL BY JURY IN THE EVENT OF ANY LITIGATION CONCERNING THIS AGREEMENT.

12.02                      Notices

Any notices or other communications permitted or required hereunder shall be in writing and shall be deemed conclusively to have been given if personally delivered, sent by courier with delivery against signature therefor, mailed by registered mail, postage prepaid, and return receipt requested or transmitted by telecopier and confirmed by a similar writing mailed or sent by courier as provided above, to (i) in the case of Servicing Rights Owner, New Residential Mortgage LLC, c/o New Residential Investment Corp., 1345 Avenue of the Americas, 45th Floor, New York, New York 10105, Attention: Jonathan Grebinar, Austin Sandler and Andrew Miller, Email:      jgrebinar@fortress.com; amiller@fortress.com; asandler@fortress.com, or at such other address as may hereafter be furnished to Servicer in writing by Servicing Rights Owner and (ii) in the case of Servicer, PHH Mortgage Corporation, One Mortgage Way, Mt. Laurel, New Jersey  08054, Attention: Vice President, Servicing, or such other address as may hereafter be furnished to Servicing Rights Owner in writing by Servicer.

12.03                      No Solicitation

Subject to the terms of any mutually agreed upon portfolio retention agreement (a “Retention Agreement”), Servicer agrees that it will not take any action, or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on its behalf, to personally, by telephone or mail, solicit the borrower or obligor under any related Mortgage Loan for any purpose whatsoever, including but not limited to any pay-off requests or refinance of a Mortgage Loan, accident, health, life, property and casualty insurance, or any other non-mortgage related products or services, in whole or in part, without the prior written consent of Servicing Rights Owner, except for products or processes that facilitate normal servicing activities, such as “phonepay”, portfolio defense or automatic payment plans. Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by or on behalf of Servicer or any of its affiliates which are directed to the general public at large, including, without limitation, mass mailing based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this Section 12.03.  In addition, notwithstanding the forgoing, Servicer may solicit Mortgagors for Mortgage Loan Investor or government sponsored refinance programs (e.g., HARP) and other non-mortgage products to the extent that Servicing Rights Owner gives its prior written consent to Servicer’s solicitation of such other non-mortgage products.

12.04                      Reserved

12.05                      Severability of Provisions

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, the invalidity of any such covenant, agreement, provision or term of this Agreement shall in no way affect the validity or enforceability of the other provisions of this Agreement; provided, however, that if the invalidity of any covenant, agreement or provision shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate in good faith to develop a structure the economic effect of which is as nearly as possible the same as the economic effect of this Agreement.

12.06                      Schedules and Exhibits

The schedules and exhibits that are attached to this Agreement are hereby incorporated herein and made a part hereof by this reference.

12.07                      General Interpretive Principles

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)                                 the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)                                 any reference in this Agreement to this Agreement or any other agreement, document, or instrument shall be a reference to this Agreement or any other such agreement, document, or instrument as the same has been amended, modified, or supplemented in accordance with the terms hereof and thereof (as applicable);

(c)                                  accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, consistently applied;

(d)                                 references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other subdivisions without reference to a document are to designated articles, Sections, subsections, paragraphs and other subdivisions of this Agreement, unless the context shall otherwise require;

(e)                                  a reference to a subsection without further reference to a Section is a reference to such subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(f)                                   a reference to a “day” shall be a reference to a calendar day;

(g)                                  the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(h)                                 the terms “include” and “including” shall mean without limitation by reason of enumeration.

12.08                      Assignment; Waivers and Amendments

This Agreement may be amended, superseded, canceled, renewed or extended and the terms hereof may be waived, only by a written instrument signed by authorized representatives of the parties or, in the case of a waiver, by an authorized representative of the party waiving compliance of the other party’s obligation hereunder.

This Agreement may be assigned only with the written consent of both Servicer and Servicing Rights Owner. The Servicing Rights Owner may also assign to an Affiliate without the consent of the Servicer, provided that the assignment is made with respect to an least fifty thousand (50,000) Mortgage Loans and the Servicer, the Servicing Rights Owner and the Affiliate enter into an assignment and assumption agreement pursuant to which the Affiliate assumes the obligations of the Servicing Rights Owner under this Agreement with respect to the applicable Mortgage Loans (including, without limitation, the representations, warranties and covenants of Servicing Rights Owner set forth in Article IV).

12.09                      Captions

All Section titles or captions contained in this Agreement or in any schedule or exhibit annexed hereto or referred to herein, and the table of contents to this Agreement, are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement.

12.10                      Counterparts

This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart of this Agreement.

12.11                      Entire Agreement

This Agreement and the Purchase Agreement (including the schedules and exhibits annexed hereto or referred to herein) contains the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior agreements, written or oral, with respect thereto.

12.12                      Further Assurances

Each party hereto shall take such additional action as may be reasonably necessary to effectuate this Agreement and the transactions contemplated hereby.  In addition, the parties agree to cooperate and work in good faith to solve any and all issues or developments that arise during the course of the business relationship evidenced hereby.

12.13                      Confidentiality

(a)                                 Confidential Information.  The term “Confidential Information” shall include: (i) all proprietary information that a party makes available or discloses, directly or indirectly, (the “Provider”), in writing, electronically, orally, visually or in any other medium, to the other party (the “Recipient”) or such information that the Recipient obtains access to pursuant to this Agreement, including but not limited  to information relating to the other party’s intellectual property and proprietary information, trademarks, copyrights, trade secrets, clients, customer lists, business contacts, business plans, customer leads and methods of generating customer leads, policies, procedures, techniques, discoveries, inventions, writings, conceptions, know-how, standards, computer programs, computer software, databases, products, source or object code, product or service specifications, manuals, agreements, economic and financial information, marketing plans, data, reports, analyses, compilations, ideas and tangible expression of ideas, statistics, summaries, studies, and any other materials or information, or any materials based thereon.  Confidential Information may also include material non-public information of the Provider within the meaning of Regulation FD promulgated by the Commission under the Exchange Act. This list of Confidential Information is not exclusive and may now or in the future include other types of information that constitute Confidential Information which are expressly included within the scope of this Agreement by reference; (ii) Customer Information as such term is defined below in Section 12.13(e) and (iii) the terms of this Agreement. Servicing Rights Owner hereby permits Servicer to analyze all data provided by Servicer in its capacity as servicer hereunder for performance results, delinquency trends, prepayment insights and to support all client data requirements, in accordance with Applicable Requirements.

(b)                                 Confidentiality Requirements.  In connection with this Agreement and the services performed hereunder, the parties may exchange and have access to each other’s Confidential Information.  Confidential Information shall be used by each party solely in the performance of its obligations or the exercise of its rights pursuant to this Agreement.  A party receiving Confidential Information from the other party under this Agreement, the Recipient, agrees that any Confidential Information provided by the other party, the Provider, shall be kept strictly confidential and shall not be disclosed in any manner whatsoever, in whole or in part, to any employee, agent, consultant, or third party, except (i) as may be necessary to perform its obligations or exercise its rights pursuant to this Agreement, (ii) as may be agreed upon in writing by the Provider prior to disclosure, (iii) to the Recipient’s regulators and examiners, (iv) to defend itself in connection with a legal proceeding regarding the Transactions, (v) as required by Applicable Requirements, (vii) to the Recipient’s Affiliates’ officers, directors, attorneys, accountants, employees, agents and representatives and, with respect to the Servicing Rights Owner only, rating agencies, consultants, bankers, financial advisors and potential financing sources (collectively, “Representatives”), or (viii) as otherwise required by Applicable Requirements.  Each party shall notify its employees of their confidentiality obligations with respect to the Confidential Information and shall require its employees to comply with these obligations.  Prior to disclosing any Confidential Information pursuant to this subsection, Recipient shall inform each Representative that shall receive such Confidential Information of the confidential nature of the information, and each consultant or third party shall have written confidentiality obligations to Recipient at least as stringent as those appearing in this Agreement.  Each party will use its reasonable best efforts to ensure that its Representatives to whom Confidential Information is disclosed take such action as shall be necessary or advisable to preserve and protect the confidentiality of Confidential Information; provided, however, that each party shall be responsible for any breach by its Representatives of the confidentiality requirements of this Agreement.  A Recipient shall not duplicate, copy or reproduce, in tangible or electronic form, including, without limitation,  by means of photocopying, transcribing of voice recording, or electronic imaging, delivery or processing, Confidential Information except in the ordinary course of business for the performance of its obligations or the exercise of its rights pursuant to this Agreement. Confidential Information shall be deemed the exclusive property of the disclosing party. The Recipient acknowledges that it and its Representatives are aware that U.S. securities laws prohibit any person or entity who has material non-public information about a company from purchasing or selling, directly or indirectly, securities of such company (including entering into hedging transactions involving such securities), or from communicating such information to any other person or entity under circumstances in which it is reasonably foreseeable that such person or entity is likely to trade in such securities.  The Recipient agrees that it will not use and that it will use its reasonable best efforts to assure that none of its Representatives will use any Confidential Information in contravention of the U.S. securities laws.

(c)                                  Disclosures.  If the Recipient is legally compelled (whether by depositions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigation, demand or other similar process, or by the rules or regulations of a governmental agency with jurisdiction over a party) to disclose any Confidential Information of the Provider, the Recipient shall, except as prohibited by law, provide the Provider with prompt written notice of any such request or requirement prior to disclosure of any Confidential Information so that the Provider may seek, at its own expense, a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement.  If the Provider seeks a protective order or other appropriate remedy, the Recipient shall, at the Provider’s expense, provide such cooperation as the Provider shall reasonably request.  If, in the absence of a protective order or other appropriate remedy or the receipt by the Recipient of a waiver from the Provider, the Recipient is required to disclose Confidential Information to any person, the Recipient may, without liability hereunder, disclose to such person only that portion of the Confidential Information which the Recipient is advised by reasonable written opinion of counsel is legally required to be disclosed, and will exercise its reasonable efforts to assist the Provider, at the Provider’s expense, in obtaining a protective order or other reliable assurance that confidential treatment will be accorded to the Confidential Information that is disclosed.

(d)                                 Exclusions.  With the exception of Customer Information, the obligations of confidentiality in this Section 12.13 shall not in any way restrict or impair either party’s right to use, disclose or otherwise deal with: (i) Confidential Information that is or becomes generally available to the public by publication or otherwise other than as a result of a disclosure directly or indirectly by the Recipient that violates the terms of this Agreement; (ii) Confidential Information which the Recipient can show was in the possession of or known by the Recipient, or its parent, subsidiary or affiliated company, prior to disclosure by the Provider under this Agreement and which was not acquired, directly or indirectly, under any confidentiality obligation applicable to the provider of such information and which the Recipient was permitted to use without restriction; or (iii) Confidential Information which is independently acquired or developed by the Recipient without reference to or reliance upon any Confidential Information furnished by the Provider and without violation of its obligations hereunder or any other confidentiality obligations owed to the Provider.

(e)                                  Customer Information and Security Measures.  Terms used in this paragraph have the meanings given them under Title V of the Gramm-Leach-Bliley Act (15 U.S.C. Section 6801, et seq.) (the “GLBA”) as amended from time to time.  Pursuant to this Agreement, Servicing Rights Owner may disclose to Servicer certain nonpublic personally identifiable information about Servicing Rights Owner’s consumers or Customers (“Customer Information”).  Servicer agrees to maintain the confidentiality of all such Customer Information to the same extent that Servicing Rights Owner is required to maintain it. Servicer agrees not to disclose or use any such Customer Information except to carry out the purposes for which Servicing Rights Owner provided such Customer Information, including use as permitted by the

GLBA in the ordinary course of business to carry out those purposes.  Servicer further agrees that Servicer has implemented and will maintain throughout the term of this Agreement security measures (“Security Measures”) designed to: (i) ensure the security and confidentiality of the Customer Information, (ii) protect against any anticipated threats or hazards to the security and integrity of the Customer Information, (iii) protect against unauthorized access to or use of the Customer Information that could result in substantial harm or inconvenience to any customer of Servicing Rights Owner, and (iv) ensure the proper disposal of the Customer Information.  Servicer agrees to (i) notify Servicing Rights Owner as soon as possible after verification in the event it becomes aware of any intrusion, security breach, or unauthorized access to or use of any Customer Information in its possession or that of its service providers, (ii) take measures to determine the scope of the breach and restore or enhance the security of the Customer Information to avoid further breaches and (iii) assist Servicing Rights Owner in identifying and notifying any of Servicing Rights Owner’s Customers whose Customer Information was subject to the unauthorized access or use. Servicer must receive Servicing Rights Owner’s prior written approval of any communications to customers regarding a breach in the security of Customer Information.  Servicing Rights Owner shall review and grant its approval or rejection of any such communications within one (1) Business Day of its receipt of the communication(s) from Servicer.  If Servicing Rights Owner rejects any communication, Servicing Rights Owner shall provide to Servicer detailed changes to be made to the communication to receive Servicing Rights Owner’s approval.  Servicer shall not be liable or responsible (and Servicing Rights Owner shall be liable and responsible) for any: (y) delay in sending any communication(s) to Customers if Servicing Rights Owner does not timely or appropriately approve or reject any communication; or (z) Losses to the extent resulting from Servicing Rights Owner’s rejection of or changes to any communication(s). Servicer also agrees that it will abide by the Fair Credit Reporting Act, as amended by the Fair and Accurate Credit Transactions Act of 2003, and any rules, regulations, or orders issued thereunder (“FACT Act”) and that all Consumer Information will be properly disposed of by Servicer in accordance with the FACT Act and any other applicable federal and state laws and regulations.

(f)                                   Injunctive Relief.  The parties agree that monetary damages for breach of the obligations under this Section 12.13 may not be adequate and that the non-disclosing party shall be entitled to injunctive relief with respect to a breach thereof.

(g)                                  Return of Confidential Information.  Following the termination of this Agreement, each party agrees that it will return or destroy all copies of Confidential Information of the other party, without retaining any copies thereof, and destroy all copies of any analyses, compilations, studies or other documents prepared by it or for its use containing or reflecting any Confidential Information; provided, however, that each party may retain such limited copies or materials containing Confidential Information of the other party for customary document retention and audit purposes, as required by Applicable Law, and subject to the terms of this Agreement.

(h)                                 Survival.  The provisions of this Section 12.13 shall survive termination of this Agreement.

12.14                      Force Majeure.

Each party will be excused from performance under this Agreement, except for any payment obligations for services that have been or are being performed hereunder, for any period and to the extent that it is prevented from performing, in whole or in part, as a result of delays caused by the other party or any act of God, war, civil disturbance, court order, labor dispute, or other cause beyond its reasonable control, including failure, fluctuations, or unavailability of heat, light, air conditioning, or telecommunications equipment.  A party excused from performance pursuant to this Section shall exercise commercially reasonable efforts to continue to perform its obligations hereunder and shall thereafter continue with reasonable due diligence and good faith to remedy its inability to so perform, except that nothing herein shall obligate either party to settle a strike or labor dispute when it does not wish to do so.  Such nonperformance will not be deemed a breach of this Agreement as long as the party uses commercially reasonable efforts to expeditiously remedy the problem causing such nonperformance and to execute its disaster recovery plan then in existence.  If the failure of a party to perform under this Agreement as a result of a force majeure event exceeds fifteen (15) days, the other party may terminate this Agreement immediately without liability and the parties shall cooperate in good faith to facilitate the transfer of servicing to a successor servicer or subservicer designated by the Servicing Rights Owner.  Notwithstanding the foregoing, in the event the force majeure provisions set forth in the Investor Guidelines are more restrictive as they relate to the Servicing Rights Owner or the Servicer, such provisions in the Investor Guidelines shall control in the event an Agency is a Mortgage Loan Investor.

12.15                      Executory Contract.

Notwithstanding any provision in this Agreement to the contrary, the parties intend and the Servicer acknowledges and agrees that, in the event it files bankruptcy under 11 U.S.C. § 101 et seq. (the “Bankruptcy Code”), this Agreement is an “executory contract” within the meaning of Section 365 of the Bankruptcy Code and, therefore, Servicer shall have no right to modify on any basis whatsoever, including without limitation Section 105 of the Bankruptcy Code, any of the terms, provisions or conditions of this Agreement in any such bankruptcy proceeding and hereby irrevocably waives any ability to do so.  Further, Servicer acknowledges and agrees that its services provided under this Agreement are essential and should Servicer fail to perform its obligations under this Agreement, Servicing Rights Owner shall suffer irreparable harm and, consequently, Servicing Rights Owner shall have the right to obtain  on an expedited basis an order from the bankruptcy court: (i) lifting the Section 362 automatic stay so as to permit Servicing Rights Owner to terminate this Agreement; and (ii) compelling Servicer to immediately assume or reject this Agreement in accordance with the provisions of Section 365 of the Bankruptcy Code.  In the event this Agreement is rejected under Section 365 of the Bankruptcy Code, this Agreement shall be terminated and Servicer agrees to immediately comply with its obligations under this Agreement with respect to termination of this Agreement.  Finally, Servicer acknowledges and agrees that Section 506(c) of the Bankruptcy Code has no application to this Agreement and, even if it did, Servicer hereby expressly waives any right to surcharge Servicing Rights Owner under Section 506(c) of the Bankruptcy Code.

12.16                      Independence of Parties.

Servicer shall have the status of, and act as, an independent contractor. Nothing herein contained shall be construed to create a partnership, joint venture or fiduciary relationship between Servicing Rights Owner and Servicer.

[Signature page follows]

IN WITNESS WHEREOF, Servicer and Servicing Rights Owner have caused their names to be signed hereto by their respective officers as of the date first written above.

NEW RESIDENTIAL MORTGAGE LLC
By: New Residential Investment Corp., its managing member

By:	/s/ Nicola Santoro, Jr.
Name: Nicola Santoro, Jr.
Title: Chief Financial Officer

PHH MORTGAGE CORPORATION

By:	/s/ Glen A. Messina
Name: Glen A. Messina
Title: President and Chief Executive Officer

[Signature Page to Flow Mortgage Loan Subservicing Agreement]

SCHEDULE A

PRICING SCHEDULE

Base Fee Monthly Servicing Fee
Base Fee	$	[***]
Add-on for FHA, VA or Non-Agency Loans	$	[***]
Add-on for ARMs or Interest Only Loans	$	[***]
Monthly Fees for Loans in Default
30 - 59 days past due	$	[***]
60 - 89 days past due	$	[***]
90+ days past due	$	[***]
Bankruptcy	$	[***]
Foreclosure	$	[***]
REO	$	[***]
Late Charges / Ancillary Income	[***]
Loss Mitigation Incentives	[***]

Collection Accounts	[***]
Claims Fees	[***]
Fannie Mae/Freddie Mac	$	[***]
MI Claim	$	[***]
FHA Part A	$	[***]
FHA Part B	$	[***]

New Loan Setup Fee (Waived for Initial Mortgage Loans)

- Automated transfer boarding fee	$	[***]

- Manual boarding fee	$	[***]

Reporting	[***]
Mailed Monthly Statements	[***]
New York Mortgage Loans	[***]

Deboarding Fee, per Mortgage Loan
Without Cause, sale of Servicing Rights
Year 1	$	[***]
Year 2	$	[***]
Year 3	$	[***]
Without Cause, 11.01(a)(iii)(x)	$	[***]
Without Cause, 11.01(a)(iii)(y)	$	[***]
Without Cause, otherwise	$	[***]

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

A-1

Tax Contract Transfer Fees (not applicable to Initial Mortgage Loans):
- Tax contract transfer fee for any loan with tax contract not through CoreLogic	$	[***]
(Seasoned Loan greater than 1 year with required info from previous tax provider)
- Tax contract transfer fee for any loan with tax contract not through CoreLogic	$	[***]
(Seasoned Loan greater than 1 year w/ limited info from previous tax provider, requiring legal description to complete search and place under tax service)
- Tax contract transfer fee for any loan without a tax contract at time of transfer	$	[***]
(New Originations/Less than 1 year require individual documents containing the HUD1/Closing Disclosure and Legal Description to complete search and place under tax service)

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

A-2

EXHIBIT 1

CONTENTS OF EACH MORTGAGE FILE

To be mutually agreed upon from time to time by the parties based upon the mortgage loans.

EXHIBIT 2

ADVANCE THRESHOLD MATRIX

Advance Category	Approval Per Advance Threshold
Attorney Fees (Contested Foreclosure)	$	[***]
Hazard Insurance	$	[***]
HOA	$	[***]
Litigation Fees (Non-Routine)	$	[***]
MI	$	[***]
Mod Advances	$	[***]
Prop Preservation	$	[***]
Property Taxes	$	[***]
Title Curative	$	[***]

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT 3

FORM OF COLLECTION ACCOUNT LETTER AGREEMENT

[DATE]

To: [    ]

As Servicer under the Subservicing Agreement, dated as of [month/date/year] (the “Agreement”) by and between you and the below signed Servicer, we hereby certify to you that we have established an account, number [      ], at [insert name of financial institution], as a Collection Account pursuant to Section [section number] of the Agreement, to be designated as “[      ], in trust for [account name].

[ ]

By:
Name:
Title:

EXHIBIT 4

FORM OF ESCROW ACCOUNT LETTER AGREEMENT

[DATE]

To: [    ]

As Servicer under the Subservicing Agreement, dated as of [month/date/year] (the “Agreement”) by and between you and the below signed Servicer, we hereby certify to you that we have established an account, number [      ], at [insert name of financial institution], as an Escrow Account pursuant to Section [section number] of the Agreement, to be designated as “[      ], in trust for [account name].

[ ]

By:
Name:
Title:

EXHIBIT 5

LITIGATION PROTOCOLS

As used herein, contested litigation Mortgage Loans (“CL Loans”) means any Mortgage Loan that involves a lawsuit or other dispute resolution mechanism (including but not limited to arbitration or mediation) in which a standalone lawsuit or a responsive claim (including but not limited to a counterclaim or third party claim filed in a judicial foreclosure action) asserts outside of the ordinary course claims.

A.            For all CL Loans, the Servicer shall comply with the following instructions:

1.              Contact with Borrower:  The Servicer will not make any outbound calls related to CL Loans or conduct any solicitation efforts by mail or e-mail directly to a represented Borrower without prior written consent from the Servicing Rights Owner or outside counsel designated in writing by the Servicing Rights Owner as a liaison (the “Designated Persons”) unless otherwise required by applicable law.

2.              Foreclosure: The Servicer shall not take any foreclosure-related actions on a CL Loan (including but not limited to issuing / recording Notices of Acceleration, Default or Sale as well as any eviction, marketing or other Real Estate Owned activities) without the prior written consent of a Designated Person unless otherwise necessary to protect the secured interest in the property or to meet applicable investor requirements.

3.              Property Inspections and Preservation:  Unless requested by a Designated Person not to do so, for every CL Loan the Servicer shall take all property preservation and inspection measures that are in accordance with the Applicable Requirements unless otherwise prohibited by applicable law.

4.              Tax:  Unless requested by a Designated Person not do so, for every CL Loan the Servicer shall take all tax related actions (including but not limited to responding to correspondence and notices, paying due or delinquent property taxes for impounded and escrowed CL Loans, and monitoring non-impounded loans for payment status in order to protect against tax liens or a loss of the property through the payment of tax advances and/or the creation of an escrow account) in accordance with Applicable Requirements.

5.              Insurance:  Unless requested by a Designated Person not do so, for every CL Loan the Servicer shall take all insurance related actions (including but not limited to responding to correspondence and notices as well as paying premiums and/or arranging for any needed hazard, earthquake, flood and purchase money insurance coverage) in accordance with Applicable Requirements.

6.              Loss Mitigation Apart from Loan Modifications:  For every CL Loan, the Servicer shall not engage in any loss mitigation activities (other than loan modifications),

including but not limited to collection calls efforts, short sales, deeds-in-lieu of foreclosure or deficiency waivers without the prior written consent of a Designated Person unless otherwise required to do so under applicable law or investor requirements.

7.              Bankruptcy: For every CL Loan with respect to which the related Mortgagor is subject to a bankruptcy or insolvency proceeding, except as otherwise provided in subsections 3, 4, 5, and 8 of these instructions, the Servicer shall not take any action (including but not limited to filing proofs of claim or motions for relief from stay) without the prior written consent of a Designated Person unless otherwise necessary to protect the interests in the second property, the interests of the Servicing Rights Owner, or to comply with applicable investor requirements.

8.              Payment Processing:  Unless requested by a Designated Person not do so, for every CL Loan the Servicer shall take all payment processing actions in accordance with Applicable Requirements.

9.              Communication and Cooperation:  Communication between the Servicer and Designated Persons shall be conducted in a manner (dependent in part on the parties at issue in the litigation as well as the law applicable to that litigation) so as to not waive the attorney-client privilege or the work product doctrine evidentiary privilege.

10.       Loan Modifications:  Unless requested by a Designated Person not do so, for every CL Loan, the Servicer shall conduct all loan modification efforts (including but not limited to solicitation, collection of financial documents, verification of income, underwriting, issuance of denials and other correspondence as well as trial and permanent modification implementation) consistent with Applicable Requirements and the Agreement, and applicable law.

11.       Credit Reporting:  The Servicer will not take any credit reporting action related to CL Loans without prior written consent from a Designated Person.

B.            If a new litigation or other dispute resolution mechanism is filed after the applicable Sale Date that would cause a Mortgage Loan to become a CL Loan, the Servicer shall provide a copy of the complaint or other operative pleading or claim to the Servicing Rights Owner at the following email address:  Group_NRM_OPS@fortress.com (or such other email address as provided from time to time).    Unless the Servicer and Servicing Rights Owner determine otherwise, the provisions of this Protocol related to CL Loans shall thereafter apply to such a litigation or proceeding.

C.            For each Mortgage Loan subject to an associated lawsuit that does not qualify such Mortgage Loan as a CL Loan, the Servicer shall service such Mortgage Loan consistent with its own litigation procedures, the Agreement, and applicable law.

D.            The above notwithstanding, the Servicer shall remain obligated to comply with all applicable law, regulations, and investor requirements with regard to its servicing of any CL Loans.

EXHIBIT 6

QUARTERLY FINANCIAL COVENANTS

A.                                    With respect to the Servicer’s financial condition, as of any date of determination:

i.                                          Minimum adjusted net worth for sellers/servicers (as described in the Fannie Mae Guides and calculated in accordance with Fannie Mae Guides for sellers/servicers, equal to a minimum of $100 million.

ii.                                       Minimum adjusted net worth for sellers/servicers (as described in the Fannie Mae Guides) to total assets (as defined in the Fannie Mae Guides) net of the sum of (i) mortgage warehouse financings and (ii) to the extent purchase of the Servicing Rights are treated as a financing by the Seller’s auditors, the related purchase price of the Servicing Rights as set forth in the MSRPA, are greater than 25% (calculated in accordance with Fannie Mae Guidelines).

iii.                                    Minimum liquidity at least equal to minimum liquidity requirements for sellers/servicers (calculated in accordance with Fannie Mae Guidelines).

iv.                                   Declines in net worth for sellers/servicers (as described and calculated in the Fannie Mae Guides) is not greater than the amount described in the Fannie Mae Guide which would be deemed a breach of the applicable lender contract); provided that, to the extent Fannie Mae permits any waivers to any breaches of this covenant, the Servicing Rights Owner shall be deemed to have granted such waiver to this Quarterly Financial Covenant.

EXHIBIT 7

FORM OF QUARTERLY FINANCIAL COVENANT CERTIFICATION

I,                        ,                         of [name of Servicer] (“Servicer”), do hereby certify that, except as set forth on the bottom of this certification:

(i)                                     Servicer is in compliance with the Quarterly Financial Covenants set forth in that certain Subservicing Agreement, dated as of             , by and between New Residential Mortgage LLC and Servicer (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”);

(ii)                                  The attached supporting documentation and backup attached to this Quarterly Financial Covenant Certification with respect to the financial covenants are true, complete and correct.

[EXCEPTIONS TO THE FOREGOING:]

Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Agreement.

IN WITNESS WHEREOF, I have signed this certificate.

Date:                         , 20

[Name of Servicer]
By: ,

Name:
Title:

EXHIBIT 8

FORM OF REPORTS

[Provided under separate cover]

EXHIBIT 9

FORM OF LIMITED POWER OF ATTORNEY

New Residential Mortgage LLC (the “Servicing Rights Owner”), a [         ] limited liability company, whose address is [            ], constitutes and appoints [              ] (the “Servicer”), a [          ] limited liability company, its true and lawful attorney-in-fact, in its name, place and stead to take the following designated actions in connection with any mortgage loan or real estate owned property (each, a “Mortgage Loan”) owned by the Servicing Rights Owner and serviced by the Servicer pursuant to that certain Subservicing Agreement, dated as of [                  ] between the Servicing Rights Owner and the Servicer:

1.                          To ask, demand, sue for, collect and receive all sums of money, debts or other obligations of any kind with respect to a Mortgage Loan which are now or shall after this date become due, owing or payable, or otherwise belong to the Servicing Rights Owner, to settle and compromise any of such debts or obligations that may be or become due to the Servicing Rights Owner, to endorse in the name of the Servicing Rights Owner for deposit in the appropriate account any instrument payable to or to the order of the Servicing Rights Owner; in each case with respect to a Mortgage Loan.

2.                          To make demand(s) on behalf of the Servicing Rights Owner upon any or all parties liable on a Mortgage Loan; to declare defaults with respect to a Mortgage Loan; to give notices of intention to accelerate; to give notices of acceleration and any other notices as the Servicer deems reasonably appropriate; to post all notices as required by law and the documents securing a Mortgage Loan in order to foreclose such Mortgage Loan; to handle all aspects of foreclosure on behalf of the Servicing Rights Owner, including, but not limited to, conducting the foreclosure sale, bidding for the Servicing Rights Owner and executing all documents including all deeds and conveyances, needed to effect such foreclosure sale and/or liquidation; to execute any documents or instruments necessary for the offer, listing, closing of sale, and conveyance of real estate owned property, including, but not limited to, grant, warranty, quit claim and statutory deeds or similar instruments of conveyance; to execute any documents or instruments in connection with any bankruptcy or receivership of a mortgagor on a Mortgage Loan; to file suit and prosecute legal actions against all parties liable for amounts due under a Mortgage Loan, including, but not limited to, any deficiency amounts due following foreclosure; to take such other actions and exercise such rights which may be taken by the Servicing Rights Owner under the terms of any Mortgage Loan, including, but not limited to, satisfaction, release, cancellation or discharge of mortgage, eviction, unlawful detainer, or similar dispossessory proceeding, sale, taking possession of, release of security instruments, realization upon all or any part of a Mortgage Loan or any collateral therefor or guaranty thereof; and to assign, convey, accept or otherwise transfer, the Servicing Rights Owner’s interest in any Mortgage Loan.

3.                          To perform all other acts and do all other things as may be reasonably necessary to manage the Mortgage Loans.

Nothing herein shall give the attorney-in-fact hereunder the right or power to negotiate or settle any suit, counterclaim or action against the Servicing Rights Owner.  The Servicing Rights Owner shall have no obligation to inspect or review any agreement or other document or item executed by the attorney-in-fact hereunder on behalf of the Servicing Rights Owner pursuant to this Limited Power of Attorney and as such, the attorney-in-fact hereunder expressly acknowledges that the Servicing Rights Owner is relying upon such attorney-in-fact to undertake any and all necessary procedures to confirm the accuracy of any such agreement, document or other item.

This Limited Power of Attorney shall continue in full force and effect unless terminated in writing by an officer of the Servicing Rights Owner so authorized to do so (a “Revocation”).

Any third party may rely upon a copy of this Limited Power of Attorney, to the same extent as if it were an original, and shall be entitled to rely on a writing signed by the attorney-in-fact hereunder to establish conclusively the identity of a particular right, power, capacity, asset, liability, obligation, property, loan or commitment of such attorney-in-fact for all purposes of this Limited Power of Attorney, unless a Revocation has been recorded in the public records of the jurisdiction where this Limited Power of Attorney has been recorded, or unless such third party has received actual written notice of a Revocation.

No attorney-in-fact hereunder shall be obligated to furnish a bond or other security in connection with its actions hereunder.

The Servicing Rights Owner authorizes the Servicer, by and through any of its directors or officers, or any other employee who is duly authorized by the Servicer as attorney-in-fact appointed hereunder, to certify, deliver, and/or record copies and originals of this Limited Power of Attorney.

If any provision of this Limited Power of Attorney shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of each of the other provisions hereof shall not be affected thereby.

[Signature Page Follows]

IN WITNESS WHEREOF, [         ] has caused this Limited Power of Attorney to be executed and subscribed in its name as of                ,     .

NEW RESIDENTIAL MORTGAGE LLC

By:
Name:
Title:
WITNESS:

By:
Name:

WITNESS:

By:
Name:

STATE OF	)
) ss
COUNTY OF	)

I certify that                           , personally came before me and acknowledged that he/she, is the                            of                               and that he/she as                                 being authorized to do so, executed the foregoing Limited Power of Attorney on behalf of said company.

IN WITNESS WHEREOF, I have hereunto set my hand and have affixed my official seal.

, Notary Public

My Commission Expires:

EXHIBIT 10

DAILY DATA ELEMENTS

#	PHH Data Field	Area
[***]	[***]	[***]

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT 11

SERVICE LEVEL AGREEMENTS

Service Level Agreement		Service Level	Service Level Credit		Measurement Window
Advance Reimbursement (Applicable to FNMA & FHLMC)	[***]	1	[***]		Quarterly

Telephone Calls	Call Answer Rate Subservicer shall maintain a minimum answer rate of [***]% (excluding abandons [***] seconds). Call Answer Time The average answer time for incoming calls shall be [***] seconds or less. Language line available for non-English speaking customers	1	$	[***]	Monthly

Customer Satisfaction Surveys	[***]% or more Customers select the Required Rating in response to Question 1 of the Survey. 1. Surveys = Surveys conducted by PHH at the completion of calls to the PHH First Mortgage Call Center and the HELOC Call Center that consist of the following questions: “[***]” Required Rating = Customer responds with a positive rating of [***] to Question 1 of the Survey. Scores are based on a [***] scale with [***] being the best. • [***] Positive • [***] Neutral • [***] Negative	1	$	[***]	Monthly

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Escalated Customer Service Issues

Escalated Complaint Acknowledgment:
[***]% or more of Level 3 Escalated Complaints Acknowledged to the Customer and escalated to Investor within Required Time (as contractually agreed upon) or [***] Business Day following receipt of the Escalated Complaint by OOP. Office of the President (OOP) = centralized contact to address Escalated Complaints and Regulatory Complaints for PHH. For each Escalated Complaint and Regulatory Complaint, the OOP shall maintain a detailed log of the specific of the issues, status and resolution. PHH personnel shall promptly transfer all Escalated and Regulatory Complaints to the OOP.

		2	$	[***]	Quarterly

System Availability (Doc Viewer/Web Direct)

Web Direct, Doc Viewer, PHHMyWay >= [***]% Monthly Average (not to include scheduled maintenance) during Measurement Window

The Servicer shall provide the Servicing Rights Owner at least [***] Business Days’ notice prior to any scheduled maintenance or other scheduled access interruption of website portals; provided that the Servicer shall [***] notify the Servicing Rights Owner of any unscheduled access interruptions.

The Servicer shall use commercially reasonable efforts to address any access or availability issues on the [***] Business Day on which such issues arises.

During any such unscheduled access interruptions, the Servicer shall use commercially reasonable efforts to provide Servicing Rights Owner certain reports and data in an alternative medium.

		2	$	[***]	Monthly

Foreclosure Referrals	[***]	2	$	[***]	Quarterly

Foreclosure Timelines	[***]	2	$	[***]	Quarterly

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Response Times- Customer Requests/Inquiries	PHH will respond within the time period indicated [***]% of the time. Time period begins from the date of PHH’s receipt of the request
	1.	Lien Satisfaction — within [***]% of state guidelines
	2.	Address change requests including: - First Mortgage — [***] business days - HELOC — [***] business days
		In each case, measurement begins after PHH receives the properly completed address change authorization
	3.	Account history requests — [***] business days	3	[***]	Monthly
	4.	Credit bureau disputes — [***] business days to research and send correction to the credit bureau and/or send explanation letter to the customer.
	5.	Missing payment inquiry — [***] business days
	6.	Monetary adjustments — [***] business days
	7.	Non-monetary adjustments — [***] business days
	8.	Payoff letter request — [***] business days after PHH receives the properly completed customer authorization form.

Consumer Facing Website — Web Availability	Consumer Facing Website online with a Monthly average availability greater than or equal to [***]%. Measurement window is [***]. All scheduled maintenance will occur outside of operating hours. Availability for the purpose of the service level shall be calculated exclusive of scheduled service outages and emergency maintenance.		3	[***]	Monthly

QWR/NOE/RFI	QWR/NOE/RFI All valid borrower inquiries are acknowledged within [***] business days: and resolved within [***] business days or within a total of [***] business days if an extension is required in accordance with the Subservicing Compliance Requirements.		3	[***]	Monthly

Continuous Monitoring	PHH to provide daily continuous monitoring data to NRM for the following areas (data fields to be agreed upon between PHH and NRM)		2	$ [***]	Monthly

Bankruptcy	PHH to perform daily update of bankruptcy information from LexisNexis (Banko), Pacer, or equivalent service. All MFRs, Contractual and bankruptcy planning related ledgers meet FNMA Guidelines. In addition, filing performance must be met for the following timelines:		2	$ [***]	Quarterly
	1.	[***]% of POCs filed within [***] days of bar date
	2.	[***]% of payment change notices filed within [***] days of

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

payment change. This includes both interest and escrow related changes
	3.	[***]% of PPFN filed within [***] days of service being incurred, minimum threshold of $[***].

[***]% of all expenses will be filed within FNMA guideline of [***] days of the applicable milestone, for conventional loans [***] days after one of the following:
Claims	•	Completion of a workout option	2	$[***]	Quarterly
	•	Third party sale completed
	•	Date mortgage is reinstated or paid off
	•	FNMA disposes of property acquired through foreclosure of FNMA mortgage release

PHH shall perform the Subservicing Services in accordance with the Service Levels. PHH shall monitor, measure, collect and report performance against the Services Levels beginning with the transfer of servicing and provide reporting within [***] days after month end.

In the event of a Service Level Default, the following shall apply:

(a) Level 1 Service Level Defaults. If PHH’s performance results in a Service Level Default with respect to a Level 1 Service Level, then PHH shall (i) pay the applicable Service Level Credit and (ii) promptly conduct a root cause analysis and prepare and provide for its review and approval a formal written remediation plan (including remediation time frames) designed to remediate the cause of the failure and prevent the reoccurrence of such Service Level Default (“Remediation Plan”). PHH shall promptly implement the final Remediation Plan at PHH’s sole cost.

(b) Level 2 Service Level Defaults. If PHH’s performance results in a Service Level Default with respect to a Level 2 Service Level for [***] calendar months, then PHH shall provide a written plan of corrective actions to be implemented within [***] calendar days, including a mutually agreed upon date by which such plan shall be implemented. PHH shall also pay the applicable Service Level Credit. If PHH fails to meet the same Level 2 Service Level for any [***] or more calendar months in a rolling twelve month period, then PHH shall refund the applicable Service Level Credit for the applicable month and promptly conduct a root cause analysis and prepare and provide for its review and approval a Remediation Plan. PHH may implement at PHH’s sole cost the Remediation Plan in order to address the Service Level Default, pending receipt of a response from client. Upon receipt of client response, PHH promptly shall implement the final Remediation Plan at PHH’s sole cost.

(c) Level 3 Service Level Defaults. If PHH performance results in a Service Level Default with respect to a Level 3 Service Level for [***] consecutive reporting periods, PHH shall provide client with a written plan of corrective actions to be implemented within [***] calendar days, including a mutually agreed upon date by which such plan shall be implemented. Notwithstanding the foregoing, if the failure has not be remedied and the Service Level fully satisfied within [***], PHH will provide a Service Fee Credit of $[***] and continue until remediated to the agreed upon performance standard.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT 12

LIST AND TIMING OF REPORTS

Report	Frequency	Day of receipt
[***]	[***]	[***]

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT 13

VENDOR LISTS

Service Provider	Description of Services Provided	Vendor Work Site(s)	Risk Ranking
[***]	[***]	[***]	[***]

Law Firm	Risk Ranking	Jurisdiction
Aldridge Pite	[***]	FL/GA/CA/OR/UT
Fein Such Law Group	[***]	NJ/NY
Feiwell & Hannoy]	[***]	IN
Hunt Leibert & Jacobson	[***]	CT
Korde & Associates	[***]	MA/NH/RI
Lerner Sampson & Rothfuss	[***]	OH/KY
Malcolm Cisneros	[***]	CA/AZ/NV/OR
McCabe Weisberg & Conway	[***]	NJ/NY/PA
Phelan Hallinan Diamond & Jones	[***]	FL/GA/NJ/PA
Pincus Law Group	[***]	NY
Rogers Townsend & Thomas	[***]	SC
Samuel I. White	[***]	DC/MD/VA/WV
Shapiro & Brown	[***]	MD/VA
Shapiro & Ingle	[***]	AL/NC/TN

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Shapiro & Kreisman	[***]	IL
Shapiro Denardo	[***]	NJ/PA
Shapiro DiCaro & Barak	[***]	NY
Shapiro Fishman & Gache	[***]	FL
Shapiro Van Ess Phillips & Barragate	[***]	KY/OH/IN

Ballard, Spahr - PA

Birch, de Jongh

Bryan Cave

Burr & Forman

Cades Schutte

Chuck & Tsoong

DLA Piper

Richard H. Dollison

Duane Morris LLP

Dudley Topper Feuerz

Michelle Ghidotti

Goodwin Procter

Herold Law

Hinshaw & Culberson

Katten

Lane Powell

LeClair Ryan

Lewis Brisbois

Lindquist & Venom

Malcolm & Cisneros

McElroy Deutsch

McGlinchy Stafford

Moran Karamouzis LLP

Moulton Bellingham

Pierce Couch

Primmer Piper

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Quarles & Brady LLP

Quattlebaum Grooms

Reed Smith LLP

Riker Danzig

Schwabe Williamson

Severson Werson

Sirote & Permutt

Spilman Thomas & Battle

Stern & Eisenberg

Weltman Weinberg

Robert E. Weiss, Inc

Samuel I. White

Williams Mullen

Womble Carlyle Sandridge

EXHIBIT 14

Form of Quarterly Certificate

In my role as the Chief Risk and Compliance Officer for PHH Corporation (the “Company”), I am responsible for overseeing the Company’s compliance program, including aspects of the program related to the Consent Order Pursuant to New York Banking Law § 44, among the New York State Department of Financial Services, PHH Mortgage Corporation (“PHH Mortgage”) and PHH Home Loans, LLC (“PHH Home Loans”), dated as of November 9, 2016 (the “DFS Consent Order”) and I hereby certify that during the period [.        to.        ], to my knowledge after due inquiry, the Company has been in compliance with the DFS Consent Order in all material respects.

Executed on [Insert Date]

[ ]
Chief Risk and Compliance Officer
PHH Mortgage Corporation

EXHIBIT 15

ADVANCE STANDARDS

[***]

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.